Exhibit 4(a)(ii)

Execution version

SMITH & NEPHEW PLC

Arranged by

BANK OF AMERICA EUROPE DAC

BANK OF CHINA LIMITED, LONDON BRANCH

BNP PARIBAS, LONDON BRANCH

J.P. MORGAN SECURITIES PLC

HSBC BANK PLC

MIZUHO BANK, LTD.

SOCIETE GENERALE, LONDON BRANCH

SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH

with

MIZUHO BANK, LTD.

(as Documentation Coordinator)

HSBC BANK PLC

(as Facility Agent)

HSBC BANK USA, NATIONAL ASSOCIATION

(as Swingline Agent)

and

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1

(as Original Lenders)

REVOLVING FACILITY AGREEMENT WITH
SWINGLINE FACILITY
USD 1,000,000,000

35.	Excluded Swap Obligations and keepwell	120
36.	Counterparts	121
37.	Notices	121
38.	Bail-in	124
39.	Language	126
40.	Governing Law	126
41.	Enforcement	126
Schedule 1 The Original Lenders		128
	Part A Original Lenders	128
	Part B Original Swingline Lenders	129
Schedule 2 Conditions Precedent Documents		132
	Part A To be delivered before the first Request	132
	Part B For an Additional Obligor	133
Schedule 3 Forms of Request		135
	Part A Form of Request – Revolving Facility Loans	135
	Part B Form of Request – Swingline Loans	136
Schedule 4 Form of Transfer Certificate		137
Schedule 5 Form of Accession Agreement		140
Schedule 6 Form of Resignation Request		141
Schedule 7 Form of Increase Confirmation		142
Schedule 8 Form of Extension Notice		145
Schedule 9 Timetables		146
Schedule 10 Reference Rate terms		148
	Part A US Dollars – Term Rate Loans	148
	Part B US Dollars – Compounded Rate Loans	151
	Part C Sterling – Compounded Rate Loans	154
	Part D Euro – Term Rate Loans	157
Schedule 11 Daily Non-Cumulative Compounded RFR Rate		160
Schedule 12 Cumulative Compounded RFR Rate		162

-i-

THIS AGREEMENT is dated 20 October 2023

BETWEEN:

(1)	SMITH & NEPHEW PLC (the Company);
(2)

BANK OF AMERICA EUROPE DAC, BANK OF CHINA LIMITED, LONDON BRANCH, BNP PARIBAS, LONDON BRANCH, J.P. MORGAN SECURITIES PLC, LONDON BRANCH, HSBC BANK PLC, MIZUHO BANK, LTD., SOCIETE GENERALE, LONDON BRANCH and SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH as arrangers (whether acting individually or together the Mandated Lead Arrangers);

(3)	MIZUHO BANK, LTD. as documentation coordinator (in this capacity, the Documentation Coordinator);
(4)	THE FINANCIAL INSTITUTIONS listed in Part A and Part B of Schedule 1 (The Original Lenders) as original lenders or original swingline lenders (the Original Lenders);
(5)	HSBC BANK PLC as facility agent (in this capacity the Facility Agent); and
(6)	HSBC BANK USA, NATIONAL ASSOCIATION as swingline agent (the Swingline Agent).

IT IS AGREED as follows:

1.	Interpretation
1.1	Definitions

In this Agreement:

Acceptable Bank means a bank or financial institution which has a rating for its long- term unsecured and non-credit-enhanced debt obligations of A- or higher by Standard & Poor’s or Fitch or A3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency;

Accession Agreement means a letter, substantially in the form of Schedule 5 (Form of Accession Agreement), with such amendments as the Facility Agent and the Company may agree;

Additional Borrower means a member of the Group which becomes a Borrower after the date of this Agreement in accordance with Clause 29 (Changes to the Parties);

Additional Business Day means any day specified as such in the applicable Reference Rate Terms;

Additional Guarantor means a member of the Group which becomes a Guarantor after the date of this Agreement in accordance with Clause 29 (Changes to the Parties);

Additional Obligor means an Additional Borrower or an Additional Guarantor;

Administrative Party means a Mandated Lead Arranger, the Documentation Coordinator or the Facility Agent;

Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company;

Alternative Term Rate means any rate specified as such in the applicable Reference Rate Terms;

Anti-Corruption Laws means all laws, rules and regulations of any jurisdiction applicable to any Obligor or any member of the Group from time to time concerning or relating to bribery or corruption;

Anti-Money Laundering Laws means any applicable laws or regulations in any jurisdiction in which any Obligor or any member of the Group is located or doing business that relate to money laundering, any predicate crime to money laundering, or any financial record keeping and/or reporting requirements related thereto;

Availability Period means the period from and including the date of this Agreement to and including the date falling four weeks before the Final Maturity Date;

Available Revolving Facility means the aggregate for the time being of each Lender's Available Revolving Facility Commitment;

Available Revolving Facility Commitment means, (but without limiting Clause 6.5 (Relationship with the Revolving Facility)) a Lender’s Revolving Facility Commitment minus:

(a)	the Dollar Amount of its participation in any outstanding Loans under a Facility; and
(b)	in relation to any proposed Utilisation, the Dollar Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

other than, in relation to any proposed Utilisation under the Revolving Facility only, that Lender’s participation in any Revolving Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date;

Available Swingline Commitment of a Swingline Lender means (but without limiting Clause 6.5 (Relationship with the Revolving Facility)) that Lender’s Swingline Commitment minus:

(a)	the amount of its participation in any outstanding Swingline Loans; and
(b)

in relation to any proposed Utilisation under the Swingline Facility, the amount of its participation in any Swingline Loans that are due to be made under the Swingline Facility on or before the proposed Utilisation Date, other than that Lender’s participation in any Swingline Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date;

Available Swingline Facility means the aggregate for the time being of each Swingline Lender's Available Swingline Commitment;

Baseline CAS means, in relation to a Compounded Rate Loan in a Compounded Rate Currency, any rate which is specified as such in the applicable Reference Rate Terms;

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Blocking Regulation means:

(a)	Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) and/or any applicable national law or regulation relating to it; and
(b)	Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act;

Borrower means the Company or an Additional Borrower;

Break Costs means any amount specified as such in the applicable Reference Rate Terms;

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and:

(a)	if on that day a payment in or purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or
(b)	if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day; and
(c)	in relation to:
(i)	the fixing of an interest rate in relation to a Term Rate Loan;
(ii)	any date for payment or purchase of an amount relating to a Compounded Rate Loan; or
(iii)	the determination of the first day or the last day of a Term for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such a Term,

which is an Additional Business Day relating to that Loan or overdue amount;

Central Bank Rate has the meaning given to that term in the applicable Reference Rate Terms;

Central Bank Rate Adjustment has the meaning given to that term in the applicable Reference Rate Terms;

Code means the United States Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time, and the regulations promulgated and the rulings issued thereunder, all as the same may be in effect at such date;

Commitment means a Revolving Facility Commitment or a Swingline Commitment;

Committed Currency means Sterling and euro;

Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute;

Compounded Rate Currency means any currency which is not a Term Rate Currency (including Sterling);

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Compounded Rate Interest Payment means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under any Finance Document; and
(b)	relates to a Compounded Rate Loan;

Compounded Rate Loan means any Revolving Facility Loan or, if applicable, overdue amount which is not a Term Rate Loan;

Compounded Reference Rate means, in relation to any RFR Banking Day during the Term of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and
(b)	the applicable Baseline CAS;

Compounding Methodology Supplement means, in relation to the Daily Non- Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Company, the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of the Majority Lenders);
(b)	specifies a calculation methodology for that rate; and
(c)	has been made available to the Company and each Finance Party;

Confidential Information means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facilities of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facilities from either:

(a)	any member of the Group or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally, any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:
(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 30 (Confidentiality); or
(B)	is identified in writing at the time of delivery as non- confidential by any member of the Group or any of its advisers; or
(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b)

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above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate;

Confidentiality Undertaking means a confidentiality undertaking substantially in the recommended form of the LMA or in any other form agreed between the Company and the Facility Agent;

Credit Adjustment Spread means, in relation to a Term Rate Loan in a Term Rate Currency, any rate which is specified as such in the applicable Reference Rate Terms;

Credit Rating means any rating for the long-term senior unsecured and non-credit- enhanced debt obligations of the Company assigned by a Rating Agency;

Cumulative Compounded RFR Rate means, in relation to a Term for a Compounded Rate Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 12 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement;

Daily Non-Cumulative Compounded RFR Rate means, in relation to any RFR Banking Day during a Term for a Compounded Rate Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 11 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement;

Daily Rate means the rate specified as such in the applicable Reference Rate Terms;

Default means:

(a)	an Event of Default; or
(b)

an event or circumstance referred to in Clause 22 (Default) which would be (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of them) an Event of Default;

Defaulting Lender means any Lender:

(a)

which has failed to make its participation in a Loan available or has notified the Facility Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Advance of a Revolving Facility Loan) or Clause 6.4 (Swingline Lenders’ Participation);

(b)	which has otherwise rescinded or repudiated a Finance Document;
(c)	with respect to which an Insolvency Event has occurred and is continuing; or

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(d)	an Affiliate of which is a Defaulting Lender pursuant to paragraphs (a), (b) or (c) above (provided that, for the avoidance of doubt, such Affiliate is also a Lender), unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and,

payment is made within three Business Days of its due date; or

(ii)	the Facility Agent is an Impaired Agent and the Company has failed to notify the Lenders by giving not less than three Business Days’ prior notice of alternative arrangements for that payment; or
(iii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question;

Disruption Event means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

Dollar Amount has the meaning ascribed thereto in Clause 8.4(b) (Optional Currency equivalents);

Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not a member of the Group;

€ or euro means the single currency of the Participating Member States;

ERISA means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and

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the regulations promulgated and the rulings issued thereunder, all as the same may be in effect at such date;

ERISA Affiliate means any person that for the purposes of Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with an Obligor, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA;

ERISA Event means:

(a)

any reportable event, as defined in Section 4043(c) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event;

(b)

the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA;

(c)	the institution of proceedings under Section 4042 of ERISA by PBGC for the termination of, or the appointment of a trustee to administer, any Plan;
(d)	any failure by any Plan to satisfy the minimum funding requirements of Section 412 and 430 of the Code or Section 302 of ERISA applicable to such Plan, in each case whether or not waived;
(e)

the failure to make a required contribution to any Plan that would result in the imposition of an encumbrance under Section 412 or 430 of the Code, or at any time prior to the date hereof, a filing under Section 412 of the Code or Section 302 of ERISA of any request for a minimum funding variance with respect to any Plan;

(f)	an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;
(g)	the complete or partial withdrawal of any Obligor or any ERISA Affiliate from a Multiemployer Plan; and
(h)	a determination that any Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code);

Event of Default means an event or circumstance specified as such in this Agreement;

Excluded Lender means any Lender which has notified the Facility Agent that it is an “Excluded Lender” for the purposes of Clauses 19.15 (Sanctions) or 21.5 (Use of proceeds);

Excluded Swap Obligation means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the

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application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal;

Existing Facilities Agreement means the US$1,000,000,000 revolving credit facility agreement dated 15 June 2018, as amended and restated on 18 June 2021, between, amongst others, the Company as borrower and HSBC Bank plc as facility agent;

Extension Notice means a notice substantially in the form set out in Schedule 8 (Form of Extension Notice);

Facility means the Revolving Facility or the Swingline Facility;

Facility Agent’s Dollar Rate of Exchange means:

(a)	the Facility Agent’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with US Dollars at or about 11.00 am on a particular day; or
(b)	(if the Facility Agent does not have an available spot rate of exchange), any other publicly available spot rate of exchange selected by the Facility Agent (acting reasonably);

Facility Office means the office(s) notified by a Lender to the Facility Agent in writing:

(a)	on or before the date it becomes a Lender; or
(b)	following that date, by not less than five Business Days’ written notice,

as the office(s) through which it will perform its obligations under this Agreement;

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

FATCA Application Date means:

(a)	in relation to a withholdable payment described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

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(b)

in relation to a passthru payment described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA;

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA;

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction;

Federal Funds Rate means, in relation to any day, the rate per annum equal to:

(a)

the rate on overnight federal funds transactions calculated by the Federal Reserve Bank of New York as the federal funds effective rate as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

(b)

if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on overnight federal funds transactions received by the Facility Agent from three depository institutions of recognised standing selected by the Facility Agent, and if, in either case, that rate is less than zero, the Federal Funds Rate shall be deemed to be zero;

Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement;

Final Maturity Date means, subject to Clause 9.2 (Extension option), the date falling five years after the date of this Agreement;

Finance Document means:

(a)	this Agreement;
(b)	any Fee Letter;
(c)	any Transfer Certificate;
(d)	any Accession Agreement;
(e)	any Resignation Request;
(f)	any Increase Confirmation;
(g)	any Extension Notice;
(h)	any Compounding Methodology Supplement;
(i)	any Reference Rate Supplement; and
(j)	any other document designated as such by the Facility Agent and the Company;

Finance Party means a Lender or an Administrative Party;

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Financial Indebtedness means any indebtedness (without double counting) for or in respect of:

(a)	moneys borrowed;
(b)	any amount raised by acceptance under any acceptance credit facility (or dematerialised equivalent);
(c)	any bond, note, debenture, loan stock or other similar instrument;
(d)	any finance or capital lease as defined in accordance with the accounting principles applied in connection with the Original Financial Statements;
(e)	receivables sold or discounted (otherwise than on a non-recourse basis);
(f)

the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(g)

any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and at any time the then marked to market value of the derivative transaction will be used to calculate its amount, such marked to market value being determined by reference to the documentation of that transaction or, if there is no such provision in the documentation, determined by the Company acting reasonably and on the basis of quotations from the relevant counterparty);

(h)	any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition which has the commercial effect of a borrowing;
(i)	any counter indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or
(j)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (i) above,

provided that the definition of Financial Indebtedness does not include any indebtedness owing from a member of the Group to another member of the Group;

Fitch means Fitch Ratings Limited or Fitch Ratings Inc. (as appropriate), or any successor to its ratings business;

Funding Rate means any individual rate notified to the Facility Agent by a Lender pursuant to paragraph (a)(ii) of Clause 13.5 (Cost of funds) or paragraph (b) of Clause 7.6 (Unavailability of Federal Funds Rate);

Group means the Company and its Subsidiaries;

Guarantor means the Company or an Additional Guarantor;

Holding Company means a holding company within the meaning of section 1159 of the Companies Act 2006;

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Impaired Agent means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)	the Facility Agent otherwise rescinds or repudiates a Finance Document;
(c)	(if the Facility Agent or the Swingline Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (d) of the definition of Defaulting Lender; or
(d)	an Insolvency Event has occurred and is continuing with respect to the Facility Agent or the Swingline Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question;

Increase Confirmation means a confirmation substantially in the form set out in Schedule 7 (Form of Increase Confirmation);

Increase Lender has the meaning given to that term in Clause 2.2 (Increase);

Increased Cost means:

(a)	an additional or increased cost;
(b)	a reduction in the rate of return under a Finance Document or on the overall capital of a Finance Party or any of its Affiliates; or
(c)	a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document;

Insolvency Event in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)

becomes insolvent or is unable to pay its debts in each case, under the laws of any relevant jurisdiction applicable to that Finance Party or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

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(d)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, monitor or other similar official for it or for all or substantially all its assets;

(e)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or

(f)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (e) above;

Interpolated Primary Term Rate means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the relevant Primary Term Rate) which results from interpolating on a linear basis between:

(a)	either:
(i)	the applicable Primary Term Rate (as of the Quotation Time) for the longest period (for which that Primary Term Rate is available) which is less than the Term of that Loan; or
(ii)	if no such Primary Term Rate is available for a period which is less than the Term of that Loan, the applicable Overnight Rate (if any) for the Overnight Reference Day; and
(b)	the applicable Primary Term Rate (as of the Quotation Time) for the shortest period (for which that Primary Term Rate is available) which exceeds the Term of that Loan;

Lender means:

(a)	an Original Lender; or
(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.2 (Increase) or Clause 29 (Changes to the Parties),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement;

LMA means the Loan Market Association;

Loan means a Revolving Facility Loan or a Swingline Loan;

Lookback Period means the number of days specified as such in the applicable Reference Rate Terms;

Majority Lenders means, at any time, a Lender or Lenders:

(a)	whose Revolving Facility Commitments then aggregate 60 per cent or more of the aggregate of the Total Revolving Facility Commitments; or

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(b)

if the Total Revolving Facility Commitments have been reduced to zero, whose Revolving Facility Commitments aggregated 60 per cent or more of the Total Revolving Facility Commitments immediately before the reduction;

Margin means the margin payable on Revolving Facility Loans, calculated in accordance with Clause 11.4 (Margin adjustments);

Margin Regulations means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System;

Margin Stock means “margin stock” or “margin securities” as defined in the Margin Regulations;

Market Disruption Rate means the rate (if any) specified as such in the applicable Reference Rate Terms;

Material Adverse Effect means a material adverse effect on the ability of an Obligor to comply with its payment obligations under this Agreement;

Material Subsidiary means, at any time, a Subsidiary of the Company:

(a)	whose gross assets (excluding intra Group items) then equal or exceed 15 per cent of the gross assets of the Group; or
(b)	whose earnings before interest and tax (excluding intra Group items) then equal or exceed 15 per cent of the earnings before interest and tax of the Group;

For this purpose:

(i)

the gross assets or earnings before interest and tax of a Subsidiary of the Company will be determined from its financial statements (consolidated if it has Subsidiaries) upon which the latest audited financial statements of the Group have been based;

(ii)

if a Subsidiary of the Company becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the gross assets or earnings before interest and tax of that Subsidiary will be determined from its latest financial statements;

(iii)

the gross assets or earnings before interest and tax of the Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the gross assets or earnings before interest and tax of any company or business subsequently acquired or disposed of; and

(iv)

if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Company, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not;

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If there is a dispute as to whether or not a member of the Group is a Material Subsidiary, a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive;

Moody’s means Moody’s Investors Service Limited or any successor to its ratings business;

Multiemployer Plan means a “multiemployer plan” (as defined in Section 3(37) of ERISA) that is subject to Title IV of ERISA to which an Obligor or any ERISA Affiliate is required to contribute;

New Lender has the meaning given to that term in Clause 29 (Changes to the Parties);

New York Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in New York;

Obligor means a Borrower or a Guarantor;

Optional Currency means a currency (other than US Dollars) in which a Revolving Facility Loan may be denominated under this Agreement;

Original Financial Statements means the audited consolidated financial statements of the Company for the year ended 31 December 2022;

Original Swingline Lender means an Original Lender listed in Part B (The Swingline Lenders) of Schedule 1 (The Original Lenders) as a swingline lender;

Overall Commitment of a Lender means:

(a)	its Revolving Facility Commitment; or
(b)	in the case of a Swingline Lender which does not have a Revolving Facility Commitment, the Revolving Facility Commitment of any Lender which is its Affiliate;

Overnight Rate means the rate (if any) specified as such in the applicable Reference Rate Terms;

Overnight Reference Day means the day (if any) specified as such in the applicable Reference Rate Terms;

Participating Member State means a member state of the European Union that has the euro as its lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union;

Party means a party to this Agreement;

PBGC means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA;

Plan means an employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA (other than a Multiemployer Plan):

(a)	maintained by any Obligor or any ERISA Affiliate; or

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(b)	to which any Obligor or any ERISA Affiliate is required to make any payment or contribution;

Primary Term Rate means the rate specified as such in the applicable Reference Rate Terms;

Qualified ECP Guarantor means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulation promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at any such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act;

Quotation Day means the day specified as such in the applicable Reference Rate Terms;

Quotation Time means the relevant time (if any) specified as such in the applicable Reference Rate Terms;

Quoted Tenor means, in relation to a Primary Term Rate or an Alternative Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service;

Rating Agency means any of Moody’s, Standard & Poor’s, Fitch or any other internationally recognised rating agency agreed between the Company and the Facility Agent (acting on the instructions of the Majority Lenders), and their respective successors;

Reference Rate Supplement means, in relation to any currency, a document which:

(a)	is agreed in writing by the Company, the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of the Majority Lenders);
(b)	specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;
(c)	specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and
(d)	has been made available to the Company and each Finance Party;

Reference Rate Terms means, in relation to:

(a)	a currency;
(b)	a Loan or overdue amount in that currency;
(c)	a Term for that Loan or overdue amount (or other period for the accrual of commission or fees in a currency); or
(d)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or overdue amount,

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the terms set out for that currency, and (where such terms are set out for different categories of Loan, overdue amount or accrual of commission or fees in that currency) for the category of that Loan, overdue amount or accrual, in Schedule 10 (Reference Rate Terms) or in any Reference Rate Supplement;

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

Relevant Market means the market specified as such in the applicable Reference Rate Terms;

Repeating Representations means each of the representations set out in Clauses 19.2 (Status) to 19.5(b) (Non-conflict) (inclusive), 19.6 (No default) to 19.9 (Pari passu ranking) (inclusive) and 19.13 (ERISA) to 19.15 (Sanctions) (inclusive);

Reporting Day means the day (if any) specified as such in the applicable Reference Rate Terms;

Reporting Time means the relevant time (if any) specified as such in the applicable Reference Rate Terms;

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;

Request means in respect of a Loan:

(a)	under the Revolving Facility, a notice substantially in the form set out in Part A (Form of Requests – Revolving Facility) of Schedule 3 (Form of Requests); and
(b)	under the Swingline Facility, a notice substantially in the form set out in Part B (Form of Requests – Swingline Facility) of Schedule 3 (Form of Requests);

Resignation Request has the meaning given to that term in Clause 29.7 (Resignation of an Obligor (other than the Company));

Revolving Facility means the revolving loan facility made available under this Agreement as described in Clause 2.1 (The Revolving Facility);

Revolving Facility Commitment means:

(a)

in relation to an Original Lender, the amount in US dollars set opposite its name under the heading “Revolving Facility Commitment” in Part A (Original Lenders) of Schedule 1 (The Original Lenders) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount in US dollars of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement;

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Revolving Facility Loan means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan;

RFR means the rate specified as such in the applicable Reference Rate Terms;

RFR Banking Day means any day specified as such in the applicable Reference Rate Terms;

Rollover Loan means one or more Revolving Facility Loans:

(a)	made or to be made on the same day that a maturing Revolving Facility Loan is due to be repaid;
(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan;
(c)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 8.3 (Unavailability of a currency)); and
(d)	made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Facility Loan;

Sanctioned Country means, at any time, a country or territory which is itself subject to a general export, import, financial or investment embargo under any Sanctions (at the time of this Agreement: the Crimea, so-called Donetsk People’s Republic, and so- called Luhansk People’s Republic regions of Ukraine; Cuba; Iran; North Korea; and Syria);

Sanctioned Person means, at any time:

(a)	any person listed in any Sanctions-related list of designated persons maintained by any Sanctions Authority as updated from time to time;
(b)	any person owned or controlled by, or acting on behalf or at the direction of, any person or persons described in (a); or
(c)	any person operating, organised or located in a Sanctioned Country;

Sanctions means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by:

(a)	the US government, including those administered by the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State; or
(b)	the United Nations Security Council, the European Union, any EU Member State or His Majesty’s Treasury of the United Kingdom; or
(c)	the Japan Ministry of Finance,

the authorities listed in (a), (b) and (c) being Sanctions Authorities and each a Sanction Authority;

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or other security interest securing any obligation of any person or other agreement or arrangement entered into with the intention of creating security;

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Separate Loan has the meaning given to that term in Clause 9.1(c) (Repayment of Revolving Facility Loans);

Specified Time means a day or time determined in accordance with Schedule 9 (Timetables);

Standard & Poor’s means Standard & Poor’s Ratings Services, a division of S&P Global Inc., or any successor to its ratings business;

Sterling or £ means the lawful currency for the time being of the UK;

Subsidiary means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

Swap Obligation means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act;

Swingline Commitment means:

(a)

in relation to an Original Swingline Lender, the amount in US dollars set opposite its name under the heading “Swingline Commitment” in Part B (Original Swingline Lenders) of Schedule 1 (Original Lenders) and the amount of any other Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Swingline Lender, the amount of any Swingline Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement;

Swingline Facility means the US dollar swingline loan facility made available under this Agreement as described in Clause 7 (Swingline Loans);

Swingline Lender means:

(a)	an Original Swingline Lender; or
(b)

any other person which has become a Party as a “Lender” in respect of a Swingline Commitment or a participation in a Swingline Loan in accordance with Clause 2.2 (Increase) or Clause 29 (Changes to the Parties),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement;

Swingline Loan means a loan made or to be made under the Swingline Facility or the principal amount outstanding for the time being of that loan;

T2 means the real time gross settlement system operated by the Eurosystem, or any successor system;

TARGET Day means any day on which T2 is open for the settlement of payments in euro;

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Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction, including an increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross up) or a payment under Clause 14.3 (Tax indemnity);

Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated;

Term Rate Currency means:

(a)	euro;
(b)	US dollar; and
(c)	any currency specified as such in a Reference Rate Supplement relating to that currency,

to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement;

Term Rate Loan means any Revolving Facility Loan or, if applicable, overdue amount in a Term Rate Currency;

Term Reference Rate means, in relation to a Term Rate Loan:

(a)	the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Term of that Loan and the Credit Adjustment Spread (if any);
(b)	for a Term Rate Loan in US dollars, as determined pursuant to Clause 13.2 (Interest calculation if no Primary Term Rate for Term Rate Loans in US dollars); or
(c)	as otherwise determined pursuant to Clause 13.1 (Interest calculation if no Primary Term Rate),

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero;

Term Representations means each of the Repeating Representations other than the representation set out in Clause 19.14 (Margin Stock);

Total Revolving Facility Commitments means the aggregate of the Revolving Facility Commitments, being US$1,000,000,000 at the date of this Agreement;

Total Swingline Commitments means the aggregate of the Swingline Commitments, being $250,000,000 at the date of this Agreement;

Transfer Certificate means a certificate in the form of Schedule 4 (Form of Transfer Certificate) with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company;

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Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Transfer Certificate; and
(b)	the date on which the Facility Agent executes the relevant Transfer Certificate;

UK means the United Kingdom of Great Britain and Northern Ireland;

UK Tax means any Tax imposed under the laws of the UK;

US means the United States of America including any state of the United States of America and the District of Colombia;

US Dollars or US$ means the lawful currency for the time being of the United States of America;

Utilisation means a utilisation of a Facility;

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made;

VAT means:

(a)	any Tax charged in accordance with the Value Added Tax Act 1994, as may be amended or substituted from time to time;
(b)	any Tax imposed in compliance with Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)

any other Tax of a similar nature whether imposed in the UK or in a member state of the European Union in substitution for, or levied in addition to, any Tax referred to in paragraphs (a) or (b) above, or imposed elsewhere; and

Withdrawal Act means the European Union (Withdrawal) Act 2018.

1.2	Construction
(a)	In this Agreement, unless the contrary intention appears, a reference to:
(i)	the Facility Agent includes:
(A)	in respect of any obligations or duties expressed to be assumed or performed by the Facility Agent:
(I)	the Facility Agent; and
(II)	the Swingline Agent, only insofar as the relevant obligation or duty is in respect of the Swingline Facility; and
(B)	in any other case, the Facility Agent and the Swingline Agent;
(ii)

an amendment includes a supplement, novation, extension, (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous or involving any change in or addition to the parties to any agreement or document) and amended is to be construed accordingly;

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(iii)	assets includes present and future properties, revenues and rights of every description;
(iv)	an authorisation includes an authorisation, consent, approval, resolution, permit, licence, exemption, filing, registration or notarisation;
(v)

the Facility Agent, any Mandated Lead Arranger, the Documentation Coordinator, any Finance Party, any Lender, any Obligor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(vi)	a group of Lenders includes all the Lenders and a group of Finance Parties includes all the Finance Parties;
(vii)

a Lender’s cost of funds in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Term of that Loan;

(viii)

the Facility Agent’s cost of funds is a reference to the average cost (determined either on an actual or notional basis) which the Facility Agent would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount referred to in paragraph (c) of Clause 17.4 (Distribution);

(ix)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(x)	a Term includes each period determined under this Agreement by reference to which interest on a Swingline Loan is calculated;
(xi)	a Lender includes a Swingline Lender unless the context otherwise requires;
(xii)

“know your customer” checks are to the identification checks that a Finance Party requests to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(xiii)

a person includes any individual, firm, company, corporation, government, state or agency of a state or any unincorporated association or body (including a partnership, trust, joint venture or consortium), agency, organisation or other entity (whether or not having separate legal personality);

(xiv)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or

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supranational body, agency, department or of any regulatory, self- regulatory or other authority or organisation;

(xv)	a currency is a reference to the lawful currency for the time being of the relevant country;
(xvi)	a Default being outstanding means that it has not been remedied or waived;
(xvii)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;
(xviii)	a Clause or a Schedule is a reference to a clause of, or a schedule to, this Agreement;
(xix)	a person includes its successors in title, permitted assigns and permitted transferees;
(xx)	a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;
(xxi)	a time of day is a reference to London time; and
(xxii)

the determination of the extent to which a rate is for a period equal in length to a Term shall disregard any inconsistency arising from the last day of that Term being determined pursuant to the terms of this Agreement.

(b)	Unless the contrary intention appears, a reference to a month or months is:
(i)

in relation to a Term (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the applicable Reference Rate Terms; and

(ii)	in all other cases:
(A)

a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that (in relation only to the last month of any period):

(B)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);
(C)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and
(D)	notwithstanding sub paragraph (B) above, a period which commences on the last Business Day of a month will end on

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the last Business Day in the calendar month in which it is to end.

(c)	(c)
(i)

Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of that Finance Document.

(ii)

Subject to Clause 28.2 (Exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a party to a Finance Document is not required to rescind, vary (including release or compromise any liability under) or terminate of that Finance Document at any time.

(d)	A reference to a Party will not include that Party if it has ceased to be a Party under this Agreement.
(e)	Unless the contrary intention appears:
(i)	a term used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;
(ii)

any non-payment obligation of an Obligor under the Finance Documents remains in force for so long as any payment obligation is or may be outstanding or any Commitment is in force under the Finance Documents; and

(iii)	the headings in this Agreement do not affect its interpretation.
(f)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:
(i)	any replacement page of that information service which displays that rate; and
(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Company.

(g)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.
(h)	Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in:
(i)	Schedule 10 (Reference Rate Terms); or
(ii)	any earlier Reference Rate Supplement.

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(i)	A Compounding Methodology Supplement relating to the Daily Non- Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:
(i)	Schedule 11 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 12 (Cumulative Compounded RFR Rate), as the case may be; or
(ii)	any earlier Compounding Methodology Supplement.
2.	The Facilities
2.1	The Revolving Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving credit facility in an aggregate amount equal to the Total Revolving Facility Commitments.

2.2	Increase
(a)	The Company may by giving prior notice to the Facility Agent no later than 30 Business Days after the effective date of a cancellation of:
(i)	the Available Revolving Facility Commitments or Available Swingline Commitments of a Defaulting Lender in accordance with Clause 10.7 (Right of cancellation in relation to a Defaulting Lender); or
(ii)	the Commitments of a Lender in accordance with:
(A)	Clause 10.1 (Mandatory prepayment – illegality); or
(B)	Paragraph (a) of Clause 10.6 (Right of replacement or repayment and cancellation in relation to a single Lender),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in US dollars of up to the amount of the Available Revolving Facility Commitments, Available Swingline Commitments or Commitments so cancelled relating to that Facility as follows:

(iii)

the increased Commitments will be assumed by one or more Eligible Institutions (each an Increase Lender) and each of which confirms in writing (whether in the Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(iv)

each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of the part of the increased Commitments which it is to assume;

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(v)

each Increase Lender shall become a Party as a Lender and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of the part of the increased Commitments which it is to assume;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and
(vii)

any increase in the Commitments relating to a Facility shall take effect on the date specified by the Company in the notice referred to above or any later date on which the Facility Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)

The Facility Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)

The Facility Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the satisfactory completion of which the Facility Agent shall promptly notify to the Company and the Increase Lender.

(d)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(e)

Unless the Facility Agent otherwise agrees or the increased Commitment is assumed by an existing Lender, the Increase Lender shall, on the date upon which the increase takes effect, pay to the Facility Agent (for its own account) a fee of US$3,500.

(f)

The Company shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause.

(g)

The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

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(h)

Neither the Facility Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(i)	Clause 29.4 (Limitation of responsibility of Existing Lender) shall apply mutatis mutandis in this Clause in relation to an Increase Lender as if references in that Clause to:
(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;
(ii)	the New Lender were references to that Increase Lender; and
(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.
2.3	Nature of a Finance Party’s rights and obligations

Unless otherwise agreed by all the Finance Parties:

(a)

the obligations of a Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

(b)	no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;
(c)

the rights of a Finance Party under or in connection with the Finance Documents are separate and independent rights, and a debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (d) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facilities or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to the Finance Party by that Obligor; and

(d)	a Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
3.	Purpose
3.1	Revolving Facility Loans

Each Revolving Facility Loan may only be used in or towards the general corporate purposes of the Group (including (without limitation) the working capital requirements, financing the acquisition of assets or businesses, share buy-backs or special dividend payments), refinancing any note or other instrument maturing under any commercial paper programme of a member of the Group or providing other standby liquidity

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financing for a member of the Group and the refinancing of amounts outstanding under the Existing Facilities Agreement.

3.2	No obligation to monitor

No Finance Party is bound to monitor or verify the application of any amount borrowed under this Agreement.

4.	Conditions precedent
4.1	Conditions precedent documents
(a)

A Request may not be given until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Part A of Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Facility Agent.

(b)	The Facility Agent shall notify the Company and the Lenders as soon as reasonably practicable upon being satisfied in accordance with paragraph (a) above.
(c)

Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Advance of a Revolving Facility Loan) if on both the date of the Request and the proposed Utilisation Date for that Revolving Facility Loan:

(a)	the Repeating Representations made by each Obligor are true in all material respects; and
(b)	no Event of Default and, in the case of a Revolving Facility Loan other than a Rollover Loan, no Default, is outstanding or would result from the proposed Utilisation.
4.3	Maximum number
(a)	Unless the Facility Agent agrees, a Request may not be given if, as a result of the proposed Utilisation, there would be more than 10 Revolving Facility Loans outstanding.
(b)

Any distinct Revolving Facility Loan made by a single Lender under Clause 8.3 (Unavailability of a currency) or Separate Loan made by a single Lender under Clause 9.1(c) (Repayment of Loans) shall not be taken into account in this Clause 4.3.

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5.	Utilisation – Revolving Facility Loans
5.1	Giving of Requests
(a)	A Borrower may utilise the Revolving Facility by delivery to the Facility Agent of a duly completed Request not later than the Specified Time.
(b)	Each Request is irrevocable.
5.2	Completion of Requests
(a)	A Request for a Revolving Facility Loan will not be regarded as having been duly completed unless:
(i)	it identifies the Borrower;
(ii)	it specifies that it is for a Revolving Facility Loan;
(iii)	the proposed Utilisation Date is a Business Day falling within the Availability Period; and
(iv)	the proposed currency, amount and Term comply with this Agreement.
(b)	Only one Revolving Facility Loan may be requested in a Request, other than in respect of the first Utilisation Date, where two Revolving Facility Loans may be requested in the first Request.
5.3	Currency and amount of Revolving Facility Loan
(a)

Unless agreed otherwise by the Facility Agent and except as provided below, the amount of a proposed Revolving Facility Loan must be a minimum of US$5,000,000 and an integral multiple of US$1,000,000, or their equivalents in accordance with Clause 8 (Optional Currencies).

(b)	The amount of a proposed Revolving Facility Loan may also be the balance of the Available Revolving Facility or such other amount as the Facility Agent or the Lenders may agree.
(c)

The amount of each Lender’s participation in each Revolving Facility Loan will be equal to the proportion borne by its Available Revolving Facility Commitment to the Available Revolving Facility immediately prior to making the Revolving Facility Loan.

5.4	Advance of a Revolving Facility Loan
(a)

The Facility Agent must promptly on the date that it receives a Request for a Revolving Facility Loan notify each Lender of the details of the requested Revolving Facility Loan and the amount of its share in that Revolving Facility Loan.

(b)	No Lender is obliged to participate in a Revolving Facility Loan if as a result:
(i)	its share in the Revolving Facility Loans would exceed its Available Revolving Facility Commitment; or
(ii)	the Loans would exceed the Total Revolving Facility Commitments.

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(c)

If the conditions set out in this Agreement have been met, each Lender must make its share in each Revolving Facility Loan available to the Facility Agent for the relevant Borrower on the Utilisation Date.

(d)

The Facility Agent shall determine the Dollar Amount of each Revolving Facility Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Revolving Facility Loan, the amount of its participation in that Revolving Facility Loan and, if different, the amount of that participation to be made available in accordance with Clause 17 (Payments) in each case by the Specified Time.

6.	Utilisation – Swingline Loans
6.1	General
(a)	Clause 4.2 (Further conditions precedent);
(b)	Clause 5 (Utilisation – Revolving Facility Loans);
(c)	Clause 8 (Optional Currencies);
(d)	Clause 11 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount;
(e)	Clause 12 (Terms – Revolving Facility Loans); and
(f)	Clause 13 (Changes to the calculation of interest),

do not apply to Swingline Loans.

6.2	Giving of Requests for Swingline Loans
(a)	A Borrower may utilise the Swingline Facility by delivery to the Swingline Agent (with a copy to the Facility Agent) of a duly completed Request not later than the Specified Time.
(b)	Each Request is irrevocable.
(c)

Each Request for a Swingline Loan shall be sent to the Swingline Agent (with a copy to the Facility Agent) to the address, fax number or, if relevant, electronic mail address or other such information for the Swingline Agent in New York, notified by the Swingline Agent for this purpose with a copy to its address, fax number or, if relevant, electronic mail address or other such information referred to in Clause 37 (Notices).

6.3	Completion of Requests for Swingline Loans
(a)	A Request for a Swingline Loan will not be regarded as having been duly completed unless:
(i)	it identifies the Borrower;
(ii)	it specifies that it is for a Swingline Loan;

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(iii)	the proposed Utilisation Date is a New York Business Day within the Availability Period;
(iv)	the Swingline Loan is denominated in US dollars;
(v)	the amount of the proposed Swingline Loan is not more than the Available Swingline Facility and is a minimum of US$5,000,000 or, if less, the Available Swingline Facility;
(vi)	the proposed Term:
(A)	does not extend beyond the Final Maturity Date;
(B)	is a period of not more than five New York Business Days; and
(C)	ends on a New York Business Day.
(b)	Only one Swingline Loan may be requested in each Request.
6.4	Swingline Lenders’ participation
(a)	If the conditions set out in this Agreement have been met, each Swingline Lender shall make its participation in each Swingline Loan available through its Facility Office.
(b)	The Swingline Lenders will only be obliged to comply with paragraph (a) above if on the date of the Request and on the proposed Utilisation Date:
(i)	no Default is outstanding or would result from the proposed Utilisation; and
(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.
(c)

The amount of each Swingline Lender’s participation in each Swingline Loan will be equal to the proportion borne by its Available Swingline Commitment to the Available Swingline Facility immediately prior to making the Swingline Loan, adjusted to take account of any limit applying under Clause 6.5 (Relationship with the Revolving Facility).

(d)

The Facility Agent shall determine the Dollar Amount of each Swingline Loan and notify each Swingline Lender of the amount of each Swingline Loan and its participation in that Swingline Loan by the Specified Time.

6.5	Relationship with the Revolving Facility
(a)	This Clause 6.5 applies when a Swingline Loan is outstanding or is to be borrowed.
(b)	The Revolving Facility may be used by way of Swingline Loans. The Swingline Facility is not independent of the Revolving Facility.
(c)

Notwithstanding any other term of this Agreement a Lender is only obliged to participate in a Revolving Facility Loan or a Swingline Loan to the extent that it would not result in the Dollar Amount of its participation and that of a Lender

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which is its Affiliate in the Revolving Facility Loans and Swingline Loans exceeding its Overall Commitment.

(d)

Where, but for the operation of paragraph (c) above, the Dollar Amount of a Lender’s participation and that of a Lender which is its Affiliate in the Revolving Facility Loans and Swingline Loans would have exceeded its Overall Commitment, the excess will be apportioned among the other Lenders required under this Agreement to make available a participation in the relevant Loan pro rata according to their relevant Commitments. This calculation will be applied as often as necessary until participations in the Loan are apportioned among the relevant Lenders in a manner consistent with paragraph (c) above.

6.6	Cancellation of Swingline Commitment

The Swingline Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

7.	Swingline Loans
7.1	Swingline

Subject to the terms of this Agreement, the Swingline Lenders make available to the Borrowers a US dollar swingline loan facility in an aggregate amount equal to the Total Swingline Commitments.

7.2	Purpose

Each Swingline Loan may only be used in or towards the general corporate purposes of the Group (including (without limitation) the working capital requirements, refinancing any note or other instrument maturing under any commercial paper programme of a member of the Group or providing other standby liquidity financing for a member of the Group). A Swingline Loan may not be applied in repayment or prepayment of another Swingline Loan.

7.3	Repayment of Swingline Loans

Each Borrower that has drawn a Swingline Loan shall repay that Swingline Loan in accordance with Clause 9.1(a).

7.4	Voluntary prepayment of Swingline Loans
(a)	The Borrower to which a Swingline Loan has been made may prepay at any time the whole of that Swingline Loan.
(b)	Unless a contrary indication appears in this Agreement, any part of the Swingline Facility which is prepaid or repaid may be re-borrowed in accordance with the terms of this Agreement.
7.5	Interest on Swingline Loans
(a)	The rate of interest on each Swingline Loan for any day during its Term is the higher of:
(i)	the prime commercial lending rate in US dollars announced by the Swingline Agent and in force on that day; and

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(ii)	0.50 per cent per annum over the rate determined by the Swingline Agent to be the Federal Funds Rate for that day.
(b)

The Swingline Agent shall promptly notify the Swingline Lenders and the relevant Borrower of the determination of the rate of interest under paragraph (a) above prior to the date on which the accrued interest is due in accordance with paragraph (d) below.

(c)	If any day during a Term is not a New York Business Day, the rate of interest on a Swingline Loan on that day will be the rate applicable to the immediately preceding New York Business Day.
(d)	Each Borrower shall pay accrued interest on each Swingline Loan made to it on the last day of its Term.
7.6	Unavailability of Federal Funds Rate

If, in relation to any Utilisation by way of Swingline Loans, the Swingline Agent determines that the Federal Funds Rate cannot be determined on any day of the Term for such Swingline Loan then, notwithstanding the provisions of Clause 6.4 (Swingline Lenders Participation) or Clause 7.5 (Interest on Swingline Loans):

(a)	the Swingline Agent shall notify the other Parties of such event; and
(b)

such Swingline Loans shall be made or remain outstanding (as applicable) and the amount of interest accruing on any such Swingline Loan on the relevant day shall be the higher of: (i) the prime commercial lending rate in US dollars announced by the Swingline Agent and in force on that day; and (ii) the percentage rate per annum which is the sum of: (A) 0.50 per cent; and (B) the rate notified by the Swingline Agent to the other Parties as the rate which is the average of quotations on overnight federal funds transactions provided by depository institutions selected by the Swingline Agent.

7.7	Term – Swingline Loans
(a)	Each Swingline Loan has one Term only.
(b)	The Term for a Swingline Loan must be selected in the relevant Request in accordance with Clause 6.3 (Completion of Requests for Swingline Loans).
7.8	Swingline Agent

Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Lender shall (in proportion to its share of the Total Revolving Facility Commitments or, if the Total Revolving Facility Commitments are then zero, to its share of the Total Revolving Facility Commitments immediately prior to their reduction to zero) pay to or indemnify the Swingline Agent, within three Business Days of demand, for or against any cost, loss or liability (including, without limitation, for negligence or any other category of loss whatsoever) incurred by the Swingline Agent (other than by reason of the Swingline Agent’s gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 28.8 (Disruption to payment systems etc.) notwithstanding the Swingline Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Swingline Agent in acting as

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Swingline Agent for the Swingline Facility under the Finance Documents (unless the Swingline Agent has been reimbursed by an Obligor pursuant to a Finance Document).

7.9	Partial payments – Swingline Facility
(a)

If the Swingline Agent receives a payment in respect of the Swingline Facility that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents in respect of the Swingline Facility, the Swingline Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in respect of the Swingline Facility in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Facility Agent or Swingline Agent under the Finance Documents;
(ii)	secondly, in or towards payment pro rata of any accrued interest on a Swingline Loan due but unpaid under this Agreement;
(iii)	thirdly, in or towards payment pro rata of the principal of any Swingline Loan due but unpaid under this Agreement; and
(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents in respect of the Swingline Facility.
(b)	The Swingline Agent shall, if so directed by all the Swingline Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.
(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor and Clause 17.8 (Partial payments) does not apply to the Swingline Facility.
7.10	Loss sharing
(a)

If a Loan or interest on a Loan is not paid in full on its due date, the Facility Agent (if requested to do so in writing by any affected Lender) shall calculate the amount (if any) which needs to be paid or received by each Lender with a Revolving Facility Commitment to place that Lender in the position it would have been in had each Lender (or its Affiliate) with a Revolving Facility Commitment participated in that Loan in the proportion borne by its Revolving Facility Commitment to the Total Revolving Facility Commitments and, if the Total Revolving Facility Commitments are then zero, the proportion borne by its Revolving Facility Commitment to the Total Revolving Facility Commitments immediately prior to their reduction to zero.

(b)

The calculation of the Facility Agent is designed solely to allocate the unpaid amount proportionally between the Lenders with a Revolving Facility Commitment according to their Revolving Facility Commitments and will not take into account any commitment fee or other amount payable under the Finance Documents.

(c)	The Facility Agent will set a date (the Loss Sharing Date) on which payments must be made under this Clause 7.10. The Facility Agent shall give at least

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three Business Days’ notice to each affected Lender of this date and the amount of the payment (if any) to be paid or received by it on this date.

(d)	On the Loss Sharing Date:
(i)	each affected Lender who has to make a payment shall pay to the Facility Agent the relevant amount set out in the notice referred to in paragraph (c) above; and
(ii)	out of the amounts the Facility Agent receives, the Facility Agent shall pay to each affected Lender who is entitled to receive a payment the amount set out in that notice.
(e)

If the amount actually received by the Facility Agent from the Lenders under paragraph (d) above is insufficient to pay the full amount required to be paid under that paragraph, the Facility Agent shall distribute the amount it actually receives among the affected Lenders pro rata to the amounts they are entitled to receive under that paragraph.

(f)

If a Lender makes a payment to the Facility Agent under this Clause 7.10 then, to the extent that that payment is distributed by the Facility Agent under paragraphs (d) or (e) above, as between the relevant Obligor and that Lender an amount equal to the amount of that distributed payment will be treated as not having been paid by the relevant Obligor.

(g)	Any payment under this Clause 7.10 will not reduce the obligations in aggregate of any Obligor.
8.	Optional Currencies
8.1	Selection
(a)	A Borrower must select the currency of a Revolving Facility Loan in the applicable Request.
(b)

The amount of a Revolving Facility Loan requested in an Optional Currency other than a Committed Currency must be in a minimum amount of the equivalent of US$10,000,000 and an integral multiple of 1,000,000 units of that currency.

(c)	The amount of a Revolving Facility Loan requested in a Committed Currency must be:
(i)	in the case of Sterling, £5,000,000 and an integral multiple of £1,000,000; and
(ii)	in the case of euro, €10,000,000 and an integral multiple of €1,000,000.
(d)	Unless the Facility Agent otherwise agrees, the Revolving Facility Loans may not be denominated at any one time in more than 10 Optional Currencies.

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8.2	Conditions relating to Optional Currencies
(a)	A Revolving Facility Loan may be denominated in an Optional Currency for a Term if:
(i)	that Optional Currency is readily available in the amount required and freely convertible into US Dollars in the London interbank market on the Rate Fixing Day and the first day of that Term; and
(ii)	that Optional Currency is a Committed Currency or has been previously approved by the Facility Agent (acting on the instructions of all the Lenders); and
(iii)	there are Reference Rate Terms for that Optional Currency.
(b)

If the Facility Agent has received a request from a Borrower for a currency to be approved as an Optional Currency (other than a Committed Currency), the Facility Agent must, within five Business Days, confirm to that Borrower:

(i)	whether or not the Lenders have given their approval; and
(ii)	if approval has been given, the minimum amount (and, if required, integral multiples) for any Revolving Facility Loan in that currency.
8.3	Unavailability of a currency
(a)	Notwithstanding any other term of this Agreement, if before the Specified Time on any Rate Fixing Day the Facility Agent receives notice from a Lender that:
(i)	the Optional Currency (other than a Committed Currency) requested is not readily available to it in the Relevant Market in the amount and for the period required; or
(ii)	participating in a Revolving Facility Loan in the proposed Optional Currency might contravene any law or regulation applicable to it,

the Facility Agent must give notice to the relevant Borrower to that effect promptly and in any event before the Specified Time on that day.

(b)	In this event:
(i)

that Lender must participate in a Revolving Facility Loan in US Dollars (in an amount equal to that Lender's proportion of the Dollar Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Dollar Amount of the Rollover Loan that is due to be made); and

(ii)	the share of that Lender in the Revolving Facility Loan and any other similarly affected Lender(s) will be treated as a distinct Revolving Facility Loan denominated in US Dollars during that Term.
(c)

Any part of a Revolving Facility Loan treated as a distinct Revolving Facility Loan under this Clause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

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(d)	A Revolving Facility Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Revolving Facility Loan by reason only of the operation of this Clause.
8.4	Optional Currency equivalents
(a)	The equivalent in US Dollars of a Revolving Facility Loan or part of a Revolving Facility Loan in an Optional Currency for the purposes of calculating:
(i)	whether any limit under this Agreement has been exceeded;
(ii)	the amount of a Revolving Facility Loan;
(iii)	the share of a Lender in a Revolving Facility Loan;
(iv)	the amount of any repayment of a Revolving Facility Loan; or
(v)	the undrawn amount of a Lender’s Commitment, is its Dollar Amount.
(b)	The Dollar Amount of a Loan or part of a Loan means:
(i)	if the Loan is denominated in US Dollars, its amount; or
(ii)

in the case of Revolving Facility Loan denominated in an Optional Currency, its equivalent in US Dollars calculated on the basis of the Facility Agent’s Dollar Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

8.5	Notification

The Facility Agent must notify the Lenders and the relevant Borrower of the relevant Dollar Amount (and the applicable Facility Agent’s Dollar Rate of Exchange) promptly after they are ascertained.

9.	Repayment
9.1	Repayment of Loans
(a)	Each Borrower must repay each Loan made to it in full on the last day of its Term.
(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above:
(i)	if one or more Revolving Facility Loans are to be made available to a Borrower:
(A)	on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower;
(B)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 8.3 (Unavailability of a currency)); and

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(C)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan;
(ii)	the provisions of Clause 4.2 (Further conditions precedent) are satisfied in respect of those Revolving Facility Loans; and
(iii)

the proportion borne by each Lender's participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender's participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans shall be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(A)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans:
(I)	the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and
(II)

each Lender’s participation (if any) in the new Revolving Facility Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Revolving Facility Loan and that Lender will not be required to make its participation in the new Revolving Facility Loans available in cash; and

(B)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans:
(I)	the relevant Borrower will not be required to make any payment in cash; and
(II)

each Lender will be required to make its participation in the new Revolving Facility Loans available in cash only to the extent that its participation (if any) in the new Revolving Facility Loans exceeds that Lender’s participation (if any) in the maturing Revolving Facility Loan and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

(c)	At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be

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automatically extended to the Final Maturity Date and will be treated as separate Loans (the Separate Loans) denominated in the currency in which the relevant participations are outstanding.

(d)

The relevant Borrower may prepay an outstanding Separate Loan by giving not less than two Business Days’ prior notice to the Facility Agent. The Facility Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)

Interest in respect of a Separate Loan will accrue for successive Terms selected by the relevant Borrower by the time and date specified by the Facility Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Term of that Separate Loan.

(f)

The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (d) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

9.2	Extension option
(a)

A Borrower may request, by delivery to the Facility Agent of an Extension Notice within a period of 30 Business Days before the first anniversary of the date of this Agreement, the extension of the Final Maturity Date by an additional 365 day period in accordance with this Clause 9.2 (an Extension Request).

(b)

Without prejudice to paragraph (a) above, the relevant Borrower may request, by delivery to the Facility Agent of an Extension Notice within a period of 30 Business Days before the second anniversary of the date of this Agreement, the extension of the then current Final Maturity Date:

(i)

if previously extended pursuant to paragraph (a) above, by a further 365 days (or, in relation to a Lender that has not previously agreed to an extension pursuant to paragraph (a) above, such request may be for a further 365 days or 730 days); or

(ii)	if not previously extended pursuant to paragraph (a) above, by either 365 days or by 730 days.
(c)	If an Extension Notice is delivered pursuant to paragraphs (a) or (b) above, the Facility Agent will promptly notify the Lenders to that effect. A delivered Extension Request is irrevocable.
(d)	The agreement to an extension of the Final Maturity Date pursuant to paragraphs (a) and (b) above is at the sole discretion of each Lender.

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(e)

If a Lender (a Non-Extending Lender) rejects an Extension Request or does not respond to an Extension Request by the date falling 20 Business Days after the date the Extension Request is delivered to the Facility Agent:

(i)	(if requested in the sole discretion of the relevant Borrower) the relevant Lender must, with effect from:
(A)	the then current Final Maturity Date applicable to that Non-Extending Lender; or
(B)	such earlier date as the Lender may agree,

assign, transfer or novate all of its rights and obligations under this Agreement at par value to a bank or financial institution which has indicated its willingness to accept such an assignment, transfer or novation chosen by the relevant Borrower, in accordance with and subject to the conditions of Clause 29 (Changes to the parties) provided that the relevant Non-Extending Lender shall have no obligation to find any such replacement bank or financial institution; or

(ii)

on the then-current Final Maturity Date applicable to the relevant Non- Extending Lender, the relevant Borrower shall repay that Non- Extending Lender’s participation in any Loan together with any other amounts accrued or outstanding owed to that Non-Extending Lender under the Finance Documents and that Non-Extending Lender’s Commitment shall be cancelled on the then current Final Maturity Date applicable to that Non-Extending Lender.

(f)

For the avoidance of doubt, nothing in this Clause 9.2 shall limit or affect any Obligor’s repayment obligations under the Finance Documents which arise prior to the Final Maturity Date (whether extended pursuant to this Clause 9.2 or otherwise).

9.3	Repayment of amounts outstanding on the Final Maturity Date

Except as specifically provided in the Finance Documents, on the Final Maturity Date (as extended pursuant to Clause 9.3 above if applicable) each Obligor shall pay all amounts that remain outstanding from it under the Finance Documents.

10.	Prepayment and cancellation
10.1	Mandatory prepayment – illegality
(a)

A Lender must notify the Company and the Facility Agent promptly if it becomes aware that it is unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan or it becomes unlawful for any Affiliate of a Lender which is a Swingline Lender to do so.

(b)	After notification under paragraph (a) above:
(i)	to the extent that the Lender’s (and of any Affiliate of that Lender which is a Swingline Lender) participation has not been transferred

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pursuant to paragraph (d) of Clause 10.6 (Right of replacement or repayment and cancellation in relation to a single Lender), each Borrower must repay or prepay the share of that Lender (and of any Affiliate of that Lender which is a Swingline Lender) in each Loan utilised by it on the date specified in paragraph (c) below and that Lender’s (or any Affiliate of that Lender which is a Swingline Lender) corresponding Commitment shall be cancelled in the amount of the participations repaid; and

(ii)

the Available Revolving Facility Commitment and the Available Swingline Commitment of that Lender and of any Affiliate of that Lender which is a Swingline Lender will be cancelled to the greatest extent possible which does not result in that Lender (or its Affiliate) failing to meet the requirement set out in paragraph (i) of Clause 29.2 (Assignment and transfers by Lenders).

(c)	The date for repayment or prepayment of a Lender’s share in a Loan will be the earlier of:
(i)	the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law); and
(ii)	the last day of the current Term of that Loan.
10.2	Mandatory prepayment – change of control
(a)	The Company must promptly notify the Facility Agent if it becomes aware of any person or group of persons acting in concert which acquires control of the Company.
(b)	After notification under paragraph (a) above, each Lender may by notice to the Company:
(i)	cancel the Commitment of that Lender and of any Affiliate of that Lender which is a Swingline Lender; and
(ii)

demand that the participation of that Lender and any such Affiliate in all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, be immediately due and payable.

Any such notice will take effect in accordance with its terms.

(c)	In paragraph (a) above:
(i)	control has the meaning given to it in sections 450 and 451 of the Corporation Tax Act 2010; and
(ii)	acting in concert has the meaning given to it in the City Code on Takeovers and Mergers.

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10.3	Voluntary prepayment of Revolving Facility Loans
(a)	The Company may, by giving not less than:
(i)	in the case of a Term Rate Loan, five Business Days’ prior notice; or
(ii)	in the case of a Compounded Rate Loan, five RFR Banking Days’ prior notice,

to the Facility Agent, prepay (or ensure that the relevant Borrower prepays) any Revolving Facility Loan made to the relevant Obligor at any time in whole or in part.

(b)	A prepayment of part of a Revolving Facility Loan must be in a minimum amount of US$5,000,000 (or its equivalent) and an integral multiple of US$1,000,000 (or its equivalent).
(c)	The Borrowers may not make more than four voluntary prepayments of Compounded Rate Loans in each 12-month period beginning on the date this Agreement.
10.4	Automatic cancellation

The unutilised Revolving Facility Commitments of each Lender will be automatically cancelled in full at the close of business on the last day of the relevant Availability Period (taking into account a Utilisation of the Revolving Facility by way of Swingline Loan).

10.5	Voluntary cancellation
(a)	The Company may, by giving not less than five Business Days’ prior notice to the Facility Agent, cancel the Available Revolving Facility or the Available Swingline Facility in whole or in part.
(b)

Partial cancellation of the Available Revolving Facility or the Available Swingline Facility must be in a minimum amount of US$5,000,000 (or its equivalent) and an integral multiple of US$1,000,000 (or its equivalent).

(c)	Any cancellation in part will be applied against the Commitment of each Lender pro rata under that Facility.
(d)

The Company may not make a cancellation pursuant to paragraph (a) above to the extent that that cancellation would result in a Lender (or its Affiliate) failing to meet the requirement set out in paragraph (i) of Clause 29.2 (Assignment and transfers by Lenders).

10.6Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:
(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax gross up);
(ii)	a Borrower receives notification under Clause 14.4 (Treaty Challenge) in respect of a Lender; or

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(iii)	any Lender claims indemnification from the Company under Clause 14.3 (Tax Indemnity) or 15.1 (Increased costs),

the Company may, while the circumstance giving rise to the requirement for that increase or indemnification continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender and of any Affiliate of that Lender which is a Swingline Lender or give the Facility Agent notice of its intention to replace that Lender (together with any Affiliate of that Lender which is a Swingline Lender) in accordance with paragraph (d) below.

(b)	After notification under paragraph (a) above:
(i)	each Borrower must repay or prepay that Lender’s and any such Affiliate’s share in each Loan drawn by that Borrower on the date specified in paragraph (c) below; and
(ii)	the Commitments of that Lender and any such Affiliate will be immediately cancelled and reduced to zero.
(c)

The date for repayment or prepayment of a Lender’s and any such Affiliate’s share in a Loan will be the last day of the current Term for that Loan or, if earlier, the date specified by the Company in its notification.

(d)	If:
(i)	any of the circumstances set out in paragraph (a) above apply to a Lender;
(ii)	an Obligor becomes obliged to pay any amount in accordance with Clause 10.1 (Mandatory prepayment – Illegality) to any Lender; or
(iii)	a Lender gives notification to the Facility Agent under Clause 13.4 (Market disruption),

the Company may, on five Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender (together with any Affiliate of that Lender which is a Swingline Lender) by requiring that Lender and that Affiliate to (and, to the extent permitted by law, that Lender and that Affiliate shall) transfer pursuant to Clause 29 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender and transferring Affiliate in accordance with Clause 29 (Changes to the Parties) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s and such Affiliate’s participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 29.12 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender and any Affiliate of a Lender which is a Swingline Lender pursuant to paragraph (d) above shall be subject to the following conditions:
(i)	the Company shall have no right to replace the Facility Agent;

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(ii)	neither the Facility Agent nor any Lender (or any Affiliate) shall have any obligation to find a replacement Lender; and
(iii)	in no event shall the Lender (or any Affiliate) replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents;
(iv)

the Lender (and any Affiliate) shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer; and

(v)

no Lender (or its Affiliate) shall be obliged to transfer its rights and obligations to the extent that the transfer would result in that Lender (or its Affiliate) failing to meet the requirement set out in paragraph (i) of Clause 29.2 (Assignment and transfers by Lenders).

10.7	Right of cancellation in relation to a Defaulting Lender
(a)

If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent ten Business Days’ notice of cancellation of the Available Revolving Facility Commitment and/or Available Swingline Commitment of that Lender and of any Affiliate of that Lender which is a Swingline Lender.

(b)

On the notice referred to in paragraph (a) above becoming effective, the Available Revolving Facility Commitment and/or Available Swingline Commitment of the Defaulting Lender and of any Affiliate of that Lender which is a Swingline Lender shall, other than as set out in paragraph (d) below, immediately be reduced to zero.

(c)	The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.
(d)

That Lender's (and its Affiliate's) Available Revolving Facility Commitment and/or Available Swingline Commitment shall immediately be reduced to the lowest amount possible which does not result in that Lender (or its Affiliate) failing to meet the requirement set out in paragraph (i) of Clause 29.2 (Assignment and transfers by Lenders).

10.8	Reborrowing of Loans

Any voluntary prepayment of a Loan may be reborrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Loan may not be reborrowed.

10.9	Miscellaneous provisions
(a)

Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

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(b)	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.
(c)	The Facility Agent may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.
(d)	No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.
(e)	Subject to Clause 2.2 (Increase), no amount of the Total Revolving Facility Commitments or Total Swingline Facility Commitments cancelled under this Agreement may subsequently be reinstated.
(f)

If all or part of a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the Dollar Amount of the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (f) shall reduce the Commitments of the Lenders rateably.

10.10	Application of prepayments

Any prepayment of a Loan pursuant to Clause 10.3 (Voluntary prepayment) shall be applied pro rata to each Lender’s participation in that Loan.

11.	Interest
11.1	Calculation of interest – Term Rate Loans

The rate of interest on each Term Rate Loan for a Term is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and
(b)	Term Reference Rate.
11.2	Calculation of interest – Compounded Rate Loans
(a)	The rate of interest on each Compounded Rate Loan for any day during a Term is the percentage rate per annum which is the aggregate of the applicable:
(i)	Margin; and
(ii)	Compounded Reference Rate for that day.
(b)

If any day during a Term for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

11.3	Payment of interest

Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Revolving Facility Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six monthly intervals after the first day of that Term.

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11.4	Margin adjustments
(a)

Notwithstanding paragraph (b) below, the Margin at the date of this Agreement is 0.40 per cent per annum (the Initial Margin). The Initial Margin will, subject to paragraph (g) below, apply until any change (which is not withdrawn) in a Credit Rating assigned to the Company (a Credit Rating Change), following which it shall be calculated in accordance with paragraph (b) to (f) below.

(b)

Subject to the other provisions of this Clause, the Margin will be calculated by reference to the Credit Ratings and the percentage rate specified in the table below set opposite the Credit Ratings and in accordance with this Clause:

Credit Rating	Margin (per cent per annum)
A-/A3 or higher	0.275
BBB+/Baa1	0.35
BBB/Baa2	0.45
BBB-/Baa3 or lower	0.60

(c)

If the Credit Ratings assigned to the Company by the relevant Rating Agencies are such that a different Margin is applicable to each Credit Rating, the applicable Margin shall be the average of all relevant Margins corresponding to each of the relevant Credit Ratings at that time as determined in accordance with the table in paragraph (b) above.

(d)	If only one Rating Agency assigns a Credit Rating to the Company then the Margin will be the percentage rate specified in the table in paragraph (b) above set opposite that Credit Rating.
(e)	The Company shall promptly (and, in any event, within two Business Days) notify the Facility Agent of any Credit Rating Change.
(f)

For the purposes of paragraph (b), any increase or decrease in the Margin shall take effect, in respect of any particular Term, on the first day of that Term if the relevant Credit Rating Change has occurred prior to the Quotation Day for that Term.

(g)	For so long as:
(i)	the Company is in default of its obligations under this Agreement to notify the Facility Agent of any change in its Credit Rating under paragraph (e) above;
(ii)	an Event of Default is continuing; or
(iii)	no Rating Agency gives a Credit Rating to the Company,

the Margin will be 0.60 per cent per annum.

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11.5	Interest on overdue amounts
(a)

If an Obligor fails to pay any amount payable by it under the Finance Documents on its due date, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before and after judgment.

(b)

Interest on an overdue amount is payable at a rate determined by the Facility Agent to be 1 per cent per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Revolving Facility Loan (or, if the overdue amounts relate to a Swingline Loan, a Swingline Loan) in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

(i)	select successive Terms of any duration of up to three months; and
(ii)	determine the appropriate Rate Fixing Day for that Term (if applicable).
(c)	Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:
(i)	the first Term for that overdue amount will be the unexpired portion of that Term; and
(ii)	the rate of interest on the overdue amount for that first Term will be 1 per cent per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)	Default interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.
11.6	Notification of rates of interest
(a)	The Facility Agent must promptly on the date determined notify each relevant Party of the determination of a rate of interest relating to a Term Rate Loan.
(b)	The Facility Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:
(i)	the relevant Borrower of that Compounded Rate Interest Payment;
(ii)	each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Loan; and
(iii)	the relevant Lenders and the relevant Borrower of:
(A)	each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and

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(B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.

This paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 13.5 (Cost of funds).

(c)	The Facility Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.
(d)

The Facility Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 13.5 (Cost of funds) applies.

(e)	This Clause 11.6 shall not require the Facility Agent to make any notification to any Party on a day which is not a Business Day.
12.	Terms
12.1	Selection of Terms
(a)	Each Loan has one Term only.
(b)	A Borrower must select the Term for a Revolving Facility Loan in the relevant Request for that Revolving Facility Loan.
(c)

Subject to the other provisions in this Clause 12, a Borrower may select the Term for a Revolving Facility Loan, which may be two weeks or one or three months, or any other period agreed by that Borrower and the Lenders.

(d)	No Term shall be longer than three months.
12.2	No overrunning the Final Maturity Date

If a Term would otherwise overrun the relevant Final Maturity Date, it will be shortened so that it ends on the relevant Final Maturity Date.

12.3	Non-Business Days

Any rules specified as Business Day Conventions in the applicable Reference Rate Terms for a Loan or overdue amount shall apply to each Term for that Loan or overdue amount.

12.4	Other adjustments

The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

12.5	Notification

The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining it.

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13.	Changes to the Calculation of Interest
13.1	Interest calculation if no Primary Term Rate
(a)

Interpolated Primary Term Rate: If no Primary Term Rate is available for the Term of a Term Rate Loan, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Term of that Term Rate Loan.

(b)	Cost of funds: If no Primary Term Rate is available for:
(i)	the currency of a Term Rate Loan; or
(ii)	the Term of a Term Rate Loan,

and it is not possible to calculate the Interpolated Primary Term Rate, there shall be no Primary Term Rate for that Term Rate Loan and if “Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Term Rate Loan, Clause 13.5 (Cost of funds) shall apply to that Term Rate Loan for that Term.

(c)	This Clause 13.1 shall not apply to Term Rate Loans in US dollars.
13.2	Interest calculation if no Primary Term Rate for Term Rate Loans in US dollars
(a)

Interpolated Primary Term Rate: If no Primary Term Rate is available for the Term of a Term Rate Loan in US dollars, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Term of that Term Rate Loan.

(b)	Term Fallback Option: If paragraph (a) above applies but it is not possible to calculate the Interpolated Primary Term Rate then:
(i)	if “Compounded Reference Rate will apply as a fallback” is specified in the Reference Rate Terms for that Loan and there are Reference Rate Terms applicable to Compounded Rate Loans in US dollars:
(A)	there shall be no Term Reference Rate for that Loan for that Interest Period and Clause 11.1 (Calculation of interest – Term Rate Loans) will not apply to that Loan for that Interest Period; and
(B)	that Loan shall be a “Compounded Rate Loan” for that Interest Period and Clause 11.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period; or
(ii)	if “fixed Central Bank Rate will apply as a fallback” is specified in the Reference Rate Terms for that Loan, the applicable Term Reference Rate shall be:
(A)	the percentage rate per annum which is the aggregate of:
(I)	the Central Bank Rate for the Quotation Day; and

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(II)	any applicable Central Bank Rate Adjustment; or
(B)	if the Central Bank Rate for the Quotation Day is not available, the percentage rate per annum which is the aggregate of:
(I)	the most recent Central Bank Rate for a day which is no more than two days before the Quotation Day; and
(II)	any applicable Central Bank Rate Adjustment.
(c)	Cost of funds: If paragraph (b) above applies but:
(i)	either:
(A)	no Term Fallback Option is specified in the Reference Rate Terms for that Loan; or
(B)	“fixed Central Bank Rate will apply as a fallback” is specified in the Reference Rate Terms for the Loan but there is no applicable Central Bank Rate; and
(ii)	“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Loan,

Clause 13.5 (Cost of funds) shall apply to that Loan for that Interest Period.

13.3	Interest calculation if no RFR or Central Bank Rate

If:

(a)	there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during a Term for a Compounded Rate Loan; and
(b)	“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Compounded Rate Loan,

Clause 13.5 (Cost of funds) shall apply to that Compounded Rate Loan for that Term.

13.4	Market disruption

If:

(a)	a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and
(b)

before the Reporting Time for that Loan the Facility Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 40 per cent of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 13.5 (Cost of funds) shall apply to that Loan for the relevant Term.

13.5	Cost of funds
(a)	If this Clause 13.5 applies to a Loan for a Term neither Clause 11.1 (Calculation of interest – Term Rate Loans) nor Clause 11.2 (Calculation of

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interest – Compounded Rate Loans) shall apply to that Loan for that Term and the rate of interest on each Lender’s share of that Loan for that Term shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and
(ii)

the rate notified to the Facility Agent by that Lender as soon as practicable, and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.

(b)

If this Clause 13.5 applies and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.
(d)	If this Clause 13.5 applies pursuant to Clause 13.4 (Market disruption) and:
(i)	a Lender’s Funding Rate is less than the relevant Market Disruption Rate; or
(ii)	a Lender does not notify a rate to the Facility Agent by the relevant Reporting Time,

that Lender’s cost of funds relating to its participation in that loan for that Term shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan.

(e)

Subject to paragraph (d) above, if this Clause 13.5 applies but any Lender does not notify a rate to the Facility Agent by the Reporting Time for the relevant Loan the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.

13.6	Notification to Company

If Clause 13.5 (Cost of funds) applies the Facility Agent shall, as soon as is practicable, notify the Company.

13.7	Confidentiality of Funding Rates
(a)	The Facility Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.
(b)	The Facility Agent may disclose:
(i)	any Funding Rate to an Obligor pursuant to Clause 11.6 (Notification of rates of interest); and
(ii)	any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to

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provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender.

(c)	The Facility Agent and each Obligor may disclose any Funding Rate, to:
(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price- sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.
(d)

The Facility Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(e)	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:
(i)	of the circumstances of any disclosure made pursuant to paragraph (c)(i) above except where such disclosure is made to any of the persons

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referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 13.7.
(f)	No Event of Default will occur under Clause 22.3 (Breach of other obligations) by reason only of an Obligor’s failure to comply with this Clause 13.7.
14.	Taxes
14.1	General

In this Agreement:

Borrower DTTP Filing means an HMRC Form DTTP2 or DTTP2A duly completed and filed by the relevant Borrower, which:

(a)

where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 1 (The Original Lenders), and:

(i)	where the Borrower is the Company, is filed with HMRC within 30 days of the date of this Agreement; or
(ii)	where the Borrower is an Additional Borrower, is filed with HMRC within 30 days of the date on which that Borrower becomes an Additional Borrower; or
(b)

where it relates to a Treaty Lender that is a New Lender or an Increase Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant documentation which it executes on becoming a Party as a Lender, and:

(i)	where the Borrower is a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HMRC within 30 days of the Transfer Date or the Increase Date; or
(ii)

where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HMRC within 30 days of the date on which that Borrower becomes an Additional Borrower;

CTA means the Corporation Tax Act 2009;

HMRC means His Majesty’s Revenue & Customs;

Increase Date has the meaning given to that term in the relevant Increase Confirmation;

ITA means the Income Tax Act 2007;

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Qualifying Lender means:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:
(i)	a Lender:
(A)

which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to UK corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)

in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to UK corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Lender which is:
(A)	a company resident in the UK for UK tax purposes;
(B)	a partnership each member of which is:
(I)	a company so resident in the UK; or
(II)

a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)

a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a Treaty Lender; or
(b)	a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document;

Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the UK for UK tax purposes;

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(b)	a partnership each member of which is:
(i)	a company so resident in the UK; or
(ii)

a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company;

Tax Credit means a credit against any Tax or any relief or remission for, or repayment of, any Tax;

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction;

Transfer Date has the meaning given to that term in Clause 1.1 (Definitions);

Treaty Challenge means a withdrawal or dispute of, or challenge to, the Treaty Lender status of a Lender by a relevant tax authority, on the basis that a principal purpose test is failed, the Lender is not beneficially entitled to interest payable to that Lender under a Finance Document, or the Lender is not a qualified person under a limitation of benefits clause;

Treaty Lender means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;
(b)	does not carry on a business in the UK through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and
(c)	meets all other conditions in the relevant Treaty for full exemption from Tax imposed by the UK on interest, except that for this purpose it shall be assumed that the following are satisfied:
(i)

any condition which relates (expressly or by implication) to there not being a special relationship between a Borrower and a Lender or between both of them and another person, or to the amounts or terms of any Loan or the Finance Documents; and

(ii)	any necessary procedural formalities;

Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the UK which makes provision for full exemption from tax imposed by the UK on interest; and

UK Non-Bank Lender means, where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate or Increase Confirmation which it executes on becoming a Party.

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14.2	Tax gross up
(a)	Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.
(b)	If:
(i)	a Lender is not, or ceases to be, a Qualifying Lender; or
(ii)	an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c)

Except as provided below, if a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	An Obligor is not required to make an increased payment under paragraph (c) above by reason of a Tax Deduction if on the date on which the payment falls due:
(i)

the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender in respect of that payment, unless the altered status results from any change after the later of the date of this Agreement or the date that such Lender becomes a party to this Agreement in (or in the interpretation, administration, or application of) any law or Treaty agreement or any published practice or concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender; and
(A)

an officer of HMRC has given (and not revoked) a direction (a Direction) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or
(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of Qualifying Lender and:
(A)	the relevant Lender has not given a Tax Confirmation to the Company; and

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(B)

the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)

the relevant Lender is a Treaty Lender and the Obligor is able to demonstrate that (subject to completion of any necessary formalities by the relevant Borrower) the Tax Deduction would not have been made if the Lender had complied with its obligations under paragraph (g) or (h) (as applicable) below.

(e)	If an Obligor is required to make a Tax Deduction, it must make the minimum Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.
(f)

Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor must deliver to the Facility Agent for the relevant Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(g)	(g)
(i)

Subject to paragraph (ii) below, a Treaty Lender must co-operate with each Obligor which makes a payment to which that Treaty Lender is entitled in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)	(ii)
(A)

A Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (The Original Lenders); and

(B)

a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above.

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(h)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above and:
(i)	the relevant Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or
(ii)	the relevant Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:
(A)	that Borrower DTTP Filing has been rejected by HMRC; or
(B)	HMRC has not given the relevant Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing,

and in each case, the relevant Borrower has notified that Lender in writing, that Lender and the relevant Borrower shall co-operate in completing any additional procedural formalities necessary for the relevant Borrower to obtain authorisation to make that payment without a Tax Deduction.

(i)

If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (g)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment or its participation in any Loan unless the Lender otherwise agrees.

(j)	The relevant Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Facility Agent for delivery to the relevant Lender.
(k)	A UK Non-Bank Lender which is an Original Lender gives a Tax Confirmation to the Company by entering into this Agreement.
(l)	A UK Non-Bank Lender shall promptly notify the Company and the Facility Agent if there is any change in the position from that set out in the Tax Confirmation.
14.3	Tax indemnity
(a)

Except as provided below, the Company must indemnify a Finance Party against any loss, liability or cost which that Finance Party suffers, or has suffered, directly for or on account of Tax by that Finance Party in respect of a Finance Document.

(b)	Paragraph (a) above does not apply to:
(i)

any Tax assessed on a Finance Party if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose;

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(ii)

any Tax arising under, or attributable to the implementation or application of, or compliance with, the bank levy imposed by the UK Government as set out in the Finance Act 2011 as amended from time to time, or any levy or Tax of a similar nature imposed in, or by the government of, any jurisdiction, or any other law or regulation which implements such bank levy or any levy or Tax of a similar nature imposed in, or by the government of, any jurisdiction, or any Tax imposed on a Finance Party by virtue of its status as a bank;

(iii)	any amount compensated for under Clause 14.2 (Tax gross up) above, or which would have been compensated for under Clause 14.2 (Tax gross up) above but for an exception to that Clause; or
(iv)	any loss, liability or cost that relates to a FATCA Deduction required to be made by a party.
(c)	A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which gives, or has given, rise to the claim.
(d)	A Finance Party shall, on receiving payment from the Company under this Clause 14.3, notify the Facility Agent.
14.4	Treaty Challenge

A Treaty Lender shall as promptly as practicable notify each Borrower on becoming aware of a Treaty Challenge or of a reasonably foreseeable Treaty Challenge. If a Borrower receives such notification from a Lender it shall notify the other Obligors. Similarly, the Obligors shall as promptly as practicable notify each Borrower on becoming so aware in respect of any Treaty Lender.

14.5	Tax Credit
(a)	If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
(i)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(ii)	the relevant Finance Party has used that Tax Credit,

the Finance Party must pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after tax position as it would have been in if the Tax Payment had not been required to be made by the Obligor.

(b)

If an Obligor makes a Tax Payment and the relevant Finance Party is a Treaty Lender, that Finance Party shall, in the ordinary course of its dealings with HMRC, take reasonable steps to obtain from HMRC payment of any amounts to which it may be entitled under the terms of any applicable Treaty in respect of any Tax Deduction from payments to it under any Finance Document and that Finance Party shall pay to the Obligor an amount equal to any such

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payment received from HMRC  (after deducting any reasonable expenses incurred in obtaining it).

(c)

No Finance Party shall be obliged to take any such steps as a referred to in paragraph (b) above which may prejudice its right to obtain any other relief or allowance otherwise available to it or to disclose to any party to a Finance Document any information regarding its Tax affairs and computations.

14.6	Lender Status Confirmation

Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, which of the following categories it falls in:

(a)	not a Qualifying Lender;
(b)	a Qualifying Lender (other than a Treaty Lender); or
(c)	a Treaty Lender.

If such a Lender fails to indicate its status in accordance with this Clause 14.6 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 14.6.

14.7	Stamp taxes

The Company must pay and indemnify each Finance Party against any UK stamp duty, UK registration Tax or other similar UK Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such UK Tax payable in connection with the entry into of a Transfer Certificate by a Lender.

14.8	Value added taxes
(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the

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consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 14.8 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules as provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by a Member State) or the Value Added Tax Act 1994, as may be amended or substituted from time to time.

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Party’s VAT reporting requirements in relation to such supply.

14.9	FATCA information
(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party and the Facility Agent whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party;

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(ii)

supply to that other Party and the Facility Agent such forms, documentation and other information relating to its status under FATCA (including its applicable passthru payment percentage or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party and the Facility Agent reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.10	FATCA Deduction
(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

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15.	Increased Costs
15.1	Increased Costs

Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or
(b)	compliance with any law or regulation,

in each case made after the date of this Agreement; or

(c)

the implementation or application of or compliance with Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

15.2	Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;
(b)	attributable to a FATCA Deduction required to be made by a Party;
(c)	compensated for under another Clause, or would have been but for an exception to that Clause;
(d)	a tax on the overall net income of a Finance Party or any of its Affiliates;
(e)	attributable to a Finance Party or its Affiliates wilfully or grossly negligently failing to comply with any law or regulation;
(f)	not claimed in the manner set out in Clause 15.3 (Claims) below; or
(g)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III (other than as excluded under Clause 15.4 (Basel III Costs and CRD IV Costs) below) (Basel II) or any other law or regulation with implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates)).

15.3	Claims

A Finance Party intending to make a claim for an Increased Cost must, within 180 days of becoming aware of the circumstances giving rise to such a claim, notify the Company in writing of such circumstances setting out in detail the basis of calculation of such a claim.

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15.4	Basel III Costs and CRD IV Costs

The Company need not make any payment for a Basel III Cost or CRD IV Cost unless the claiming Finance Party:

(a)

provides reasonable detail of the basis of calculation of such Basel III Costs or CRD IV Costs provided that this obligation to provide reasonable detail does not extend to information and detail that a Finance Party is not legally allowed to disclose, is confidential to third parties (including any information that is confidential to a Finance Party’s organisation or affairs) or price-sensitive in relation to listed shares or other instruments issued by that Finance Party or any of its Affiliates;

(b)	confirms to the Company that it is the Finance Party’s policy to claim Basel III Costs or CRD IV Costs to a similar extent from similar borrowers in relation to similar facilities; and
(c)	confirms to the Company that it is making a claim for Basel III Costs or CRD IV Costs within 180 days of incurring them.

For the purpose of this Clause 15:

Basel Committee means the Basel Committee on Banking Supervision;

Basel III means:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”;

Basel III Cost means any Increased Cost attributable to the implementation or application of, or compliance with, Basel III;

CRD IV means:

(a)

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

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(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, in each case as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act; and

(b)

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms; and

CRD IV Cost means any Increased Cost attributable to the implementation or application of, or compliance with, CRD IV.

16.	Mitigation
16.1	Mitigation
(a)

Each Finance Party must, in agreement with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 10.1 (Mandatory prepayment – illegality), Clause 14 (Taxes) or Clause 15 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
16.2	Limitation of liability
(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).
(b)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
16.3	Conduct of business by a Finance Party

No term of any Finance Document will:

(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;
(b)

subject to Clause 14.5(b) (Tax Credit), oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

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(c)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.
17.	Payments
17.1	Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

(a)	in the principal financial centre of the country of the relevant currency; or
(b)	in the case of euro, in the principal financial centre of a Participating Member State or London,

as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

17.2	Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

17.3	Currency
(a)

Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents shall be determined under paragraph (b) below.

(b)	In respect of payments made in respect of the Facilities:
(i)	interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated;
(ii)	a repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date;
(iii)	amounts payable in respect of costs, expenses or Taxes are payable in the currency in which they are incurred; and
(iv)	each other amount payable under the Finance Documents is payable in US dollars.
17.4	Distribution
(a)

Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank in:

(i)	the principal financial centre of the country of the relevant currency; or

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(ii)	in the case of euro, in the principal financial centre of a Participating Member State or London,

and as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

(b)

The Facility Agent may (with the consent and at the expense of the relevant Obligor) apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)

Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum had not been made available, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

17.5	No set off or counterclaim

All payments made by an Obligor under the Finance Documents must be calculated and be made without (and free and clear of any deduction for) set off or counterclaim.

17.6	Business Days
(a)

If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.
17.7	Impaired Agent
(a)

If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 17.1 (Place) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

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(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.
(c)

A Party which has made a payment in accordance with this Clause shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Facility Agent in accordance with Clause 23.13 (Resignation of the Facility Agent), each Party which has made a payment to a trust account in accordance with this Clause shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with Clause 17.4 (Distribution).

17.8	Partial payments
(a)

Subject to Clause 7.9 (Partial payments – Swingline Facility), if the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Facility Agent must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent or Swingline Agent under the Finance Documents;
(ii)	secondly, in or towards payment pro rata of any accrued interest or fees due but unpaid under this Agreement;
(iii)	thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and
(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Facility Agent must, if so directed by all the Lenders, vary the order set out in sub paragraphs (a)(ii) to (a)(iv) above.
(c)	This Clause will override any appropriation made by an Obligor.
17.9	Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

17.10	Facility Agent as banker

Subject to the terms of this Agreement, the Facility Agent shall be entitled to deal with money paid to it by any person for the purposes of this Agreement in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest or other amounts in respect of the money.

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18.	Guarantee and indemnity
18.1	Guarantee and indemnity

Each Guarantor jointly and severally (if there is more than one Guarantor) and irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each Obligor of all its payment obligations under the Finance Documents;
(b)

undertakes with each Finance Party that, whenever an Obligor does not pay any amount when due under any Finance Document, that Guarantor must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor;

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee; and

(d)	agrees that:
(i)	this is a guarantee of payment and not a guarantee of collection;
(ii)	its obligations under this guarantee are independent of the validity or enforceability of any or all of the obligations of any or all of the Obligors; and
(iii)	a separate action may be brought and prosecuted against that Guarantor whether or not any action is brought against any or all of the Obligors.
18.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. This guarantee will enure to the benefit of any New Lender (as defined in Clause 29 (Changes to the Parties)) to which has been assigned or transferred (including by way of novation) any or all of the rights and/or obligation of a Lender under this Agreement.

18.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

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18.4	Waiver of defences

The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes:

(a)	any time, waiver or consent granted to, or composition or compromise with, any Obligor or other person;
(b)	any release of any Obligor or any other person under the terms of any composition or arrangement;
(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person;
(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or other person;
(f)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security, including without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or
(h)	any insolvency or similar proceeding relating to any Obligor.
18.5	Guarantor intent

Without prejudice to the generality of Clause 18.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

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18.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause and this waiver applies irrespective of any law or any other provision of a Finance Document to the contrary.

18.7	Appropriations

Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any Guarantor under this Clause:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or
(b)	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and
(c)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor’s liability under this Clause.
18.8	Non-competition

Unless:

(a)	all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full; or
(b)	the Facility Agent otherwise directs,

no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

(i)	be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);
(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor’s liability under this Clause;
(iii)	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf);
(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor; or
(v)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which

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any Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity).

Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.

18.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

19.	Representations
19.1	Representations

The representations set out in Clauses 19.2 (Status) to 19.15 (Sanctions) are made by each Obligor or (if it so states) the Company to each Finance Party.

19.2	Status
(a)	It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.
(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.
19.3	Powers and authority

It has the power to enter into and perform, and has taken all necessary corporate action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party.

19.4	Legal validity

Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

19.5	Non conflict

The entry into and performance by it of the Finance Documents do not conflict with:

(a)	any law or regulation applicable to it;
(b)	its constitutional documents; or
(c)	at the date of this Agreement, any document which is binding upon it or any of its Material Subsidiaries or any of its or its Material Subsidiaries’ assets.
19.6	No default
(a)	No Event of Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document.

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(b)

No other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

19.7	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been or will have been by the date of delivery of the first Request, obtained or effected (as appropriate) and are, or will be by the date of delivery of the first Request, in full force and effect.

19.8	Financial statements

In the case of each Obligor which has provided audited consolidated financial statements pursuant to Clause 20.1 (Financial statements), those financial statements most recently delivered to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements):

(a)	have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and
(b)	give a true and fair view of its consolidated financial condition as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

19.9	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.10	No material adverse change

In the case of the Company only, as at the date of this Agreement, there has been no material adverse change in its consolidated financial condition since the date to which the Original Financial Statements were drawn up which is likely to have a Material Adverse Effect.

19.11	Litigation

No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened in writing, which are reasonably likely to have a Material Adverse Effect.

19.12	Information
(a)	All material factual information supplied by the Company to any Finance Party in writing was accurate in all material respects as at the date to which it was prepared.
(b)	As at its date and to the best of its knowledge, the opinions, projections and forecasts supplied by the Company to any Finance Party and the assumptions

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on which they were based were arrived at after due and careful consideration and genuinely represented its views.

(c)

To the best of its knowledge there are no material facts or circumstances which have not been disclosed to the parties to this Agreement by the Company prior to the date of this Agreement and which would make any of the information, opinions, projections, forecasts or assumptions supplied by the Company inaccurate or misleading in any material respect.

19.13	ERISA

No ERISA Events have occurred with respect to any Obligor or any of its ERISA Affiliates, except as would not reasonably be likely to have a Material Adverse Effect.

19.14	Margin Stock
(a)

No part of any Loan, or any proceeds of any extension of credit hereunder, will be used immediately, directly, indirectly, incidentally or ultimately for any purpose that entails a violation (including on the part of any Finance Party) of, or that is inconsistent with, the provisions of the Margin Regulations.

(b)

After applying the proceeds of any Loan or other extension of credit hereunder, not more than 25 per cent of the value of the assets (as determined by the Company using reasonable methods within the purview of the Margin Regulations) of the Company and its Subsidiaries that are subject to the provisions of Clause 21.7 (Negative pledge) or Clause 21.8 (Disposals), or otherwise subject to any similar restriction contained in any agreement or instrument between a Borrower and a Lender, or any Affiliate of any Lender relating to Financial Indebtedness, consists of Margin Stock.

19.15	Sanctions
(a)	None of the Obligors, any Subsidiary thereof or any of their respective directors or officers is a Sanctioned Person.
(b)

If making any representation and warranty in paragraph (a) above would result in any Excluded Lender breaching the Blocking Regulation, that representation and warranty is deemed not to be given to any Excluded Lender but only to the extent of the breach and no Excluded Lender is entitled to the benefit of, nor may rely on, that representation and warranty to that extent.

19.16	Anti-Money Laundering and Anti-Corruption

It, to the best of its knowledge, has conducted its business in material compliance with applicable Anti-Money Laundering Laws and applicable Anti-Corruption Laws.

19.17	Times for making representations
(a)	The representations set out in this Clause are made on the date of this Agreement.
(b)	The Repeating Representations are deemed to be repeated by:
(i)	each Additional Obligor and the Company on the date that Additional Obligor becomes an Obligor; and

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(ii)	each Obligor:
(A)	on the date of each Request and on each Utilisation Date; and
(B)	in respect of the Term Representations only, on the first day of each Term of a Loan.
(c)	When a representation is made or repeated, it is applied to the facts and circumstances existing at the time of being made or repeated (as applicable).
20.	Information covenants
20.1	Financial statements
(a)	The Company must supply to the Facility Agent in sufficient copies for all the Lenders:
(i)	its audited consolidated financial statements for each of its financial years;
(ii)	if required to be produced by applicable law, the audited financial statements of each Obligor for each of its financial years; and
(iii)	its interim consolidated financial statements for the first half year of each of its financial years.
(b)	All financial statements must be supplied to the Facility Agent at the same time as they are dispatched by the Company to its shareholders following the end of the relevant financial period.
20.2	Form of financial statements
(a)

The Company must ensure that each set of financial statements supplied under this Agreement fairly represents the relevant Obligor’s financial condition (consolidated or otherwise) as at the date to which those financial statements were drawn up.

(b)	The Company must notify the Facility Agent of any material change to the basis on which its audited consolidated financial statements are prepared.
(c)	If requested by the Facility Agent, the Company must supply to the Facility Agent a full description of any change notified under paragraph (b) above.
(d)

If requested by the Facility Agent, the Company must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Company and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e)

If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Company must ensure that its auditors certify those amendments which would be necessary to place the Company and the Lenders in the same position as they would have been in if the change had not happened; the certificate of the auditors will be, in the absence of manifest

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error, binding on all the Parties and the certified amendments shall be deemed to be incorporated into this Agreement.

20.3	Information – miscellaneous

The Company must supply to the Facility Agent:

(a)	copies of all documents despatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;
(b)	promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which:
(i)	are current, threatened in writing or pending;
(ii)	are reasonably likely to be adversely determined; and
(iii)	would, if adversely determined, have a Material Adverse Effect; and
(c)	promptly on request, a list of the then current Material Subsidiaries.
20.4	Use of websites
(a)

The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Facility Agent (the Designated Website) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
(ii)	both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(iii)	the information is in a format previously agreed between the Company and the Facility Agent.

If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Facility Agent shall notify the Company accordingly and the Company shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)

The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Facility Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Facility Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;

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(ii)	the password specifications for the Designated Website change;
(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

20.5	“Know Your Customer” checks
(a)

The Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any person that it is required to carry out pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied with the result of all necessary “know your customer” or other checks in relation to any person that it is required to carry out pursuant to the transactions contemplated in the Finance Documents.

20.6	Notification of Default

Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

21.	General covenants
21.1	General

Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member or to specified members

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of the Group, each Obligor must ensure that each of its Subsidiaries to which the covenant relates performs that covenant.

21.2	Authorisations

Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or (subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement) enforceability of, any Finance Document.

21.3	Compliance with laws

Each member of the Group must comply in all respects with all laws and regulations to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

21.4	Compliance with ERISA

No Obligor shall allow, or permit any of its ERISA Affiliates to allow, any ERISA Event to occur with respect to any Plan to the extent that any ERISA Event, individually or when aggregated with all other ERISA Events, is reasonably likely to have a Material Adverse Effect.

21.5	Use of proceeds
(a)	No Obligor will request any Utilisation, and no Obligor shall use, and shall procure that its Subsidiaries shall not use, directly or indirectly, the proceeds of any Utilisation:
(i)

in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws or in violation of any Anti-Money Laundering Laws;

(ii)

for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in a manner that would result in a violation of any applicable Sanctions; or

(iii)

in any manner that would result in any Obligor or member of the Group, or any of their respective directors or officers, or any Finance Party, being in violation of any applicable Sanctions or becoming a Sanctioned Person.

(b)

No Obligor shall directly or indirectly fund all or part of a payment to a Finance Party out of proceeds derived from any business or transaction which is prohibited by Sanctions, which is with a Sanctioned Person or which would otherwise result in a breach of Sanctions by a Finance Party.

(c)

If complying with any undertaking this Clause 21.5 would result in any Excluded Lender breaching the Blocking Regulation, that undertaking is deemed not to be given to any Excluded Lender but only to the extent of the

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breach and no Excluded Lender is entitled to the benefit of, nor may rely on, that undertaking to that extent.

21.6	Pari passu ranking

Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

21.7	Negative pledge
(a)	Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.
(b)	Paragraph (a) does not apply to:
(i)

any Security Interest comprising a netting, set off or lien arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(ii)	any lien arising by operation of law and in the ordinary course of business;
(iii)

any Security Interest on an asset, or an asset of any person, acquired by a member of the Group after the date of this Agreement to the extent that the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition;

(iv)	any Security Interest arising under any contract for the purchase of goods entered into in the normal course of trading;
(v)

any Security Interest over goods and products or over the documents of title or insurance policies relating to such goods and products, arising in the ordinary course of trading in connection with letters of credit and similar transactions, provided such Security Interest secures only so much of the acquisition cost or selling price (and amounts incidental thereto) of these goods and products which is required to be paid within six months after the date upon which the same was first incurred;

(vi)	set-off rights on market standard terms contained in any hedging agreement;
(vii)	set-off rights in the ordinary course of trading;
(viii)	any Security Interest created in substitution for any of the above Security Interests but only:
(A)	if the Security Interest is over the same asset;
(B)	if the principal amount secured by that Security Interest does not exceed the principal amount secured by the Security Interest which is replaced; and

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(C)	if the Security Interest which is replaced was only permitted to be outstanding for a certain period of time, to the extent the new Security Interest is not outstanding for any greater period; and
(ix)

any Security Interest securing indebtedness the amount of which (when aggregated with the amount of assets or receivables sold, transferred or disposed of under paragraph (c) below) does not exceed 10 per cent of the consolidated gross assets of the Group as shown in the most recent audited consolidated financial statements of the Company delivered to the Facility Agent pursuant to Clause 20.1 (Financial statements) (being as at the date of this Agreement the Original Financial Statements).

(c)

No member of the Group may sell, transfer or otherwise dispose of any of its receivables on recourse terms, in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset unless the amount of assets or receivables sold, transferred or disposed of under this paragraph (including any assets the subject of any such arrangement on the date of this Agreement) (when aggregated with the amount of indebtedness secured under Clause 21.7(b)(ix) above) does not exceed 10 per cent of the consolidated gross assets of the Group as shown in the most recent audited consolidated financial statements of the Company delivered to the Facility Agent pursuant to Clause 20.1 (Financial statements) (being as at the date of this Agreement the Original Financial Statements).

21.8	Disposals
(a)	In this Clause, disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly.
(b)

Except as provided below, the Company will not, and will procure that no Subsidiary will, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(c)	Paragraph (b) does not apply to any disposal:
(i)	made in the ordinary course of business of the disposing entity;
(ii)	of assets which are exchanged within 180 days for other assets comparable or superior as to type, value and quality;
(iii)	by one company in the Group to another company in the Group;
(iv)	of machinery or plant at or nearly at the end of their useful life or period of depreciation;
(v)	of obsolete equipment owned by a member of the Group no longer required for the purposes of the business carried on by that member of the Group;
(vi)	which would not be deemed to be a class 1 transaction under the Listing Rules of the Financial Conduct Authority or which would not

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require the approval of the shareholders of the Company in general meeting; or

(vii)	the net proceeds of which are applied in permanent prepayment and cancellation of Loans.
21.9	Subsidiary Financial Indebtedness
(a)	Except as provided below no member of the Group (other than the Company) may incur any Financial Indebtedness.
(b)	Paragraph (a) does not apply to:
(i)

any Financial Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of acquisition, but only for a period of six months from the date of acquisition;

(ii)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business;
(iii)

the capital element of any liability under finance or capital leases up to a maximum amount not exceeding US$50,000,000 (or the equivalent in any other currency) or any higher amount which is approved in writing by the Facility Agent acting on the instructions of the Majority Lenders;

(iv)

foreign exchange, interest rate or similar hedging arrangements entered into only for the purposes of managing the interest rate and foreign exchange rates of the Group and not for any speculative purpose or pursuant to any financial trading;

(v)

Financial Indebtedness incurred in favour of banks or other financial institutions as a result of netting or set off arrangements entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances on accounts maintained with such banks or financial institutions but only to the extent that such Financial Indebtedness does not exceed the amount of such credit balances;

(vi)	any Financial Indebtedness due under any Finance Document; or
(vii)	any other Financial Indebtedness which in aggregate does not exceed 5 per cent of consolidated gross assets as shown in the most recent audited consolidated financial statements of the Company.
21.10	Change of business

The Company must ensure that there are no substantial changes made to the general nature of the business of the Group, taken as a whole, as exists at the date of this Agreement such that the principal activities of the Group, taken as a whole, are no longer consistent with such business.

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21.11	Mergers
(a)

No Obligor may enter into any amalgamation, demerger, merger or reconstruction otherwise than under an intra Group reorganisation on a solvent basis or other transaction agreed by the Majority Lenders.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal permitted pursuant to Clause 21.8 (Disposals).
22.	Default
22.1	Events of Default
(a)	Save for Clause 22.13 (Acceleration), each of the events set out in this Clause 22 is an Event of Default.
(b)	In this Clause 22:

Material Group Member means an Obligor or a Material Subsidiary; and

Permitted Transaction means:

(i)	an intra Group reorganisation of a Material Subsidiary on a solvent basis; or
(ii)	any other transaction agreed by the Majority Lenders.
22.2	Non payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non- payment:

(a)	is caused by administrative or technical error; and
(b)

is remedied within three Business Days (in the case of principal amounts due under this Agreement) and within five Business Days (in the case of any other amount due under the Finance Documents) of its due date.

22.3	Breach of other obligations
(a)	An Obligor does not comply with any term of Clause 21.5 (Use of proceeds); or
(b)	an Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:
(i)	is capable of remedy; and
(ii)	is remedied within twenty Business Days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the non- compliance.
22.4	Misrepresentation

A representation made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of an Obligor under any Finance Document is

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incorrect in any material respect when made or deemed to be repeated unless the circumstances giving rise to the misrepresentation:

(a)	are capable of remedy; and
(b)	are remedied within twenty Business Days of the earlier of the Facility Agent giving notice and the relevant Obligor becoming aware of the misrepresentation.
22.5	Cross default
(a)	Any of the following occurs in respect of a member of the Group:
(i)	any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);
(ii)	any of its Financial Indebtedness:
(A)	becomes prematurely due and payable; or
(B)	is placed on demand,

in each case, as a result of an event of default; or

(iii)	any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default.
(b)	No Event of Default will occur under this Clause 22.5 if:
(i)	the Financial Indebtedness is of any person acquired by a member of the Group which is:
(A)	incurred under the arrangements in existence at the date of acquisition; and
(B)	the event of default in respect thereof is no longer outstanding after one month from the date of acquisition;

or

(ii)	the aggregate amount of Financial Indebtedness falling within paragraphs (i) to (iii) above is at the time of any determination less than US$30,000,000 or its equivalent.
22.6	Insolvency

Any of the following occurs in respect of a Material Group Member:

(a)

it is or is deemed for the purposes of Section 123 of the Insolvency Act 1986 (but as if the figure of £750 in paragraph (a) was replaced with the figure of US$10,000,000 (or its equivalent)) to be unable to pay its debts as they fall due;

(b)	it admits its inability to pay its debts as they fall due;
(c)	it suspends making payments on its debts generally or announces an intention to do so;

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(d)

by reason of actual or anticipated financial difficulties, it begins negotiations with creditors generally or any class of them (excluding any Finance Party in its capacity as such) for the rescheduling of any of its indebtedness;

(e)	the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities); or
(f)	a moratorium is declared in respect of its indebtedness generally.
22.7	Insolvency proceedings
(a)	Except as provided in paragraph (b) below, any of the following occurs in respect of a Material Group Member:
(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise);
(ii)	any step is taken with a view to a composition, compromise, assignment or similar arrangement with its creditors generally;
(iii)	a meeting of it is convened for the purpose of considering any resolution for or to petition for its winding up, administration or dissolution or any such resolution is passed;
(iv)	any person presents a petition for its bankruptcy, winding up, administration or dissolution;
(v)	an order for its winding up, administration or dissolution is made;
(vi)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, monitor or similar officer is appointed in respect of it;
(vii)

its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, monitor or similar officer; or

(viii)	any other analogous step or procedure is taken in any jurisdiction.
(b)	Paragraph (a) does not apply to:
(i)	any step or procedure which is part of a Permitted Transaction; or
(ii)	a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within fourteen days of commencement.
22.8	Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a Material Group Member, having an aggregate value of at least US$10,000,000 (or its equivalent), and is not discharged within 21 days or is being contested in good faith to the satisfaction of the Facility Agent acting reasonably.

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22.9	Cessation of business

A Material Group Member ceases, or threatens to cease, to carry on business except:

(a)	as part of a Permitted Transaction; or
(b)	as a result of any disposal allowed under this Agreement.
22.10	Ownership

Any Obligor (other than the Company) is not or ceases to be a wholly owned Subsidiary of the Company.

22.11	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

22.12	Repudiation

An Obligor repudiates a Finance Document or purports to repudiate a Finance Document.

22.13	Acceleration

If an Event of Default is outstanding, the Facility Agent may, and must if so directed by the Majority Lenders, by notice to the Company:

(a)	cancel the Total Revolving Facility Commitments and/or the Total Swingline Commitments; and/or
(b)	declare that all or part of the Loans, together with accrued interest and any other amounts accrued or outstanding under the Finance Documents, are:
(i)	immediately due and payable; and/or
(ii)	payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

Any notice given under this Clause will take effect in accordance with its terms.

23.	The Administrative Parties
23.1	Appointment of the Facility Agent
(a)	Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.
(b)	Each Finance Party (other than the Facility Agent) irrevocably authorises the Facility Agent to:
(i)

perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions that are specifically given to it under or in connection with the Finance Documents, together with any other incidental rights, powers, authorities and discretions; and

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(ii)	execute each Finance Document expressed to be executed by the Facility Agent.
(c)

The Facility Agent is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Nothing in this Agreement shall require the Facility Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 or to lend money to any Borrower in its capacity as Facility Agent.

23.2	Instructions
(a)	The Facility Agent shall:
(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision;
(B)	the relevant Finance Party or group of Finance Parties if a Finance Document stipulates the matter is a decision for that Finance Party or group of Finance Parties; and
(C)	in all other cases, the Majority Lenders; and
(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if a Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

(b)

The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

The Facility Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in

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extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	Without prejudice to the remainder of this Clause 23, in the absence of instructions, the Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
(f)	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.
23.3	Duties of the Facility Agent
(a)	The Facility Agent’s duties, obligations and responsibilities under the Finance Documents are solely mechanical and administrative in nature.
(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.
(c)	Without prejudice to Clause 29.10 (Copy of Transfer Certificate or Increase Confirmation to Company), paragraph (b) above shall not apply to any Transfer Certificate or any Increase Confirmation.
(d)

Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or a Mandated Lead Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
23.4	Role of the Mandated Lead Arrangers and Documentation Coordinator

Except as specifically provided in the Finance Documents, no Mandated Lead Arranger or Documentation Coordinator has any obligations of any kind to any other Party in connection with any Finance Document.

23.5	No fiduciary duties

Except as specifically provided in a Finance Document, nothing in any Finance Document makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

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23.6	Business with the Group

Each Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

23.7	Individual position of an Administrative Party
(a)

If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)	Each Administrative Party may:
(i)	carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and
(ii)	retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.
(c)

Without limiting the generality of the foregoing, the fees, commissions and expenses payable to the Facility Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Facility Agent (or by any of its Affiliates) in connection with any transaction effected by the Facility Agent with or for any other Finance Party or any Obligor.

23.8	Reliance, rights and discretions of the Facility Agent
(a)	The Facility Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and
(B)	unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

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(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.2 (Non-payment));
(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and
(iii)	any notice or request made by the Company (other than a Request) is made on behalf of and with the consent and knowledge of all the Obligors.
(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be necessary.

(e)

The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents through its officers, employees and agents.
(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under any Finance Document.
(h)	Without prejudice to the generality of paragraph (g) above, the Facility Agent:
(i)	may disclose; and
(ii)	on the written request of the Company or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality;

(j)	Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur

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any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

23.9	Responsibility for documentation

No Administrative Party is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, any Mandated Lead Arranger, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

23.10	No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)	whether any other event specified in any Finance Document has occurred.
23.11	Exclusion of liability
(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

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(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.2(c) and the provisions of the Contracts (Rights of Third Parties) Act 1999.

(c)

The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige any Administrative Party to carry out:
(i)	any “know your customer” or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party or any Affiliate of any Finance Party,

on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by any Administrative Party.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising

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under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

23.12	Lenders’ indemnity to the Facility Agent
(a)

Each Lender shall (in proportion to its share of the Total Revolving Facility Commitments or, if the Total Revolving Facility Commitments are then zero, to its share of the Total Revolving Facility Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.8 (Disruptions to payment systems etc.), notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)

The indemnity under this Clause 23.12 is a continuing obligation, independent of the Lenders’ other obligations under or in connection with this Agreement or any other Finance Document, and survives after this Agreement is terminated. It is not necessary for the Facility Agent to pay any amount or incur any expense before enforcing this indemnity.

23.13	Resignation of the Facility Agent
(a)

The Facility Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom (or in the case of the Swingline Agent, acting through an office in the US) as successor by giving notice to the other Finance Parties and the Company.

(b)

Alternatively the Facility Agent may resign by giving 30 days’ notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Facility Agent.

(c)

If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent (after consultation with the Company) may appoint a successor Facility Agent (in the case of the Facility Agent, acting through an office in the United Kingdom or, in the case of the Swingline Agent, acting through an office in the US).

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(d)

If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement or any other Finance Documents as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 23 and any other term of this Agreement or any other Finance Documents dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(f)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.
(g)

Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 26.2(b) and this Clause 21 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(i)

The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)

the Facility Agent fails to respond to a request under Clause 14.9 (FATCA information) and the Company or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Facility Agent pursuant to Clause 14.9 (FATCA information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

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(iii)	the Facility Agent notifies the Company and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Facility Agent, requires it to resign.

23.14	Confidentiality
(a)

In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

23.15	Relationship with Lenders
(a)

Subject to Clause 29.12 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

The Facility Agent, acting for this purpose solely as an agent of the Company, must keep a register (the Register) of all the Parties and supply the Company with a copy of the Register on request (but the Facility Agent shall not be required to supply the Company with a copy of the Register more than once per calendar month). The Register will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement. The Register shall be available for inspection by any Borrower, at any reasonable time and from time to time upon reasonable prior notice. The right to the principal of, and interest on, the Loans may be transferred or assigned only if such transfer or assignment is recorded in the Register.

(c)

Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, and (where communication by electronic mail or other electronic means is permitted under Clause 37.5 (Electronic communication)) electronic mail address and/or any other information required to enable the

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transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 37.2 (Contact Details) and paragraph (a)(ii) of Clause 37.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

23.16	Credit Appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;
(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

23.17	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

23.18	Facility Agent’s management time

Any amount payable to the Facility Agent under Clause 26.2(b) (Other indemnities), Clause 27.1 (Transaction expenses) and Clause 23.12 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent’s management time

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or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 25 (Fees).

23.19	Amounts paid in error
(a)

If the Facility Agent pays an amount to another Party and promptly after the date of payment the Facility Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Facility Agent shall on demand refund the same to the Facility Agent.

(b)	Neither:
(i)	the obligations of any Party to the Facility Agent; nor
(ii)	the remedies of the Facility Agent,

(whether arising under this Clause 23.19 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Facility Agent or any other Party).

(c)

All payments to be made by a Party to the Facility Agent (whether made pursuant to this Clause 23.19 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)	In this Agreement, Erroneous Payment means a payment of an amount by the Facility Agent to another Party which the Facility Agent determines (in its sole discretion) was made in error.
24.	Evidence and calculations
24.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

24.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24.3	Calculations
(a)	Any interest or fee accruing under a Finance Document accrues from day to day and the amount of any such interest or fee is calculated:
(i)	on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice; and

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(ii)

subject to paragraph (b) below, (to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to two decimal places.
25.	Fees
25.1	Facility Agent’s and Swingline Agent’s fees
(a)	The Company must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Company.
(b)	The Company must pay to the Facility Agent a swingline agency fee in the manner agreed in the Fee Letter between the Facility Agent (for the account of the Swingline Agent) and the Company.
25.2	Arrangement fees

The Company must pay to the Mandated Lead Arrangers arrangement fees for their own account in the manner agreed in the Fee Letter between the Facility Agent (for the account of the Mandated Lead Arrangers) and the Company.

25.3	Coordination Fee

The Company must pay to the Documentation Coordinator a coordination fee for its own account in the manner agreed in the Fee Letter between the Documentation Coordinator and the Company.

25.4	Commitment fee
(a)	The Company must pay to the Facility Agent (for the account of each Lender) a commitment fee computed at the rate of 35 per cent of the Margin on that Lender’s Available Revolving Facility Commitment.
(b)	The accrued commitment fee is payable quarterly in arrears. Accrued commitment fee is also payable to the Facility Agent for the account of the Lenders on:
(i)	the first Utilisation Date;
(ii)	the last date of the Availability Period; and
(iii)	(for the account of the relevant Lenders only) the date a relevant Lender’s Commitment is cancelled in full.
(c)	No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Revolving Facility Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

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25.5	Utilisation fee
(a)

The Company shall pay to the Facility Agent for distribution to each of the Lenders pro rata to the proportion its Commitment bears to the Total Revolving Facility Commitments from time to time a utilisation fee computed by reference to the table below:

Utilisation of Total Revolving Facility Commitments	Fee (per cent per annum)
Less than or equal to 33 1/3 per cent	0.075
Less than or equal to 66 2/3 per cent. but greater than 33 1/3 per cent	0.15
Greater than 66 2/3 per cent	0.30

(b)	The Utilisation fee is payable on the amount of each Lender’s share in the Utilisations.
(c)

The Utilisation fee is calculated and accrues on a daily basis and is payable quarterly in arrears before the Final Maturity Date, on the Final Maturity Date and, if cancelled in full, at the time the cancellation of a Lender's Revolving Facility Commitment is effective.

26.	Indemnities and break costs
26.1	Currency indemnity
(a)	The Company shall, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:
(i)	that Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or
(ii)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)

Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

26.2	Other indemnities
(a)	The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:
(i)	the occurrence of any Event of Default;
(ii)

any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

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(iii)	(other than by reason of negligence or default by that Finance Party alone) a Loan not being made after a Request has been delivered for that Loan; or
(iv)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment.

The Company’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

(b)	The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:
(i)	investigating any event which the Facility Agent reasonably believes to be a Default; or
(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.
(c)

The indemnity under paragraph (b) above is a continuing obligation, independent of the Company’s other obligations under or in connection with this Agreement or any other Finance Document, and survives after this Agreement is terminated.

26.3	Break Costs
(a)	If an amount is specified as Break Costs in the Reference Rate Terms for a Loan or overdue amount, each Borrower must pay to each Lender its Break Costs.
(b)	Each Lender must supply to the Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Clause.
27.	Expenses
27.1	Transaction expenses
(a)

The Company must pay to each Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of:

(i)	this Agreement and any other documents referred to in this Agreement; and
(ii)	any other Finance Documents (other than a Transfer Certificate) executed after the date of this Agreement; and
(b)	Without limiting the generality of the foregoing if:
(i)	an Obligor requests an amendment, waiver or consent; or

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(ii)	an amendment is required pursuant to Clause 28.5 (Change of currency),

the Company shall, within three Business Days of receipt of an invoice, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with the applicable request or requirement.

27.2	Enforcement costs

The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

28.	Amendments and waivers
28.1	Procedure
(a)

Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)	The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.
(c)	Paragraph (c) of Clause 29.12 (Pro rata interest settlement) shall apply to this Clause 28.
28.2	Exceptions
(a)	An amendment or waiver which relates to:
(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);
(ii)	an extension of the date of payment of any amount to a Lender under the Finance Documents;
(iii)	Clause 2.3 (Nature of a Finance Parties’ rights and obligations);
(iv)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;
(v)	an increase in, or an extension of, a Commitment;
(vi)	a release of an Obligor otherwise than in accordance with Clause 29.7 (Resignation of an Obligor (other than the Company)) or as a result of a disposal permitted under Clause 21.8 (Disposals);
(vii)	the definitions of Blocking Regulation, Excluded Lender, Sanctions, Sanctioned Person, Sanctioned Country and Sanctions Authority Clause 1.1 (Definitions);

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(viii)	the nature or scope of the guarantee and indemnity created under Clause 18 (Guarantee and indemnity);
(ix)	Clause 19.15 (Sanctions) and Clause 21.5 (Use of proceeds);
(x)	a term of a Finance Document which expressly requires the consent of each Lender;
(xi)	the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or
(xii)	this Clause, Clause 10.2 (Mandatory prepayment – change of control), Clause 40 (Governing law) or Clause 41 (Enforcement),

may only be made with the consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.
28.3	Disenfranchisement of Defaulting Lenders
(a)

For so long as a Defaulting Lender has any Available Revolving Facility Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Revolving Facility Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments under the Facilities will be reduced by the amount of its Available Revolving Facility Commitments and, to the extent that reduction results in that Defaulting Lender’s Total Revolving Facility Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purpose of this paragraph (a).

(b)

If a Defaulting Lender fails to respond to a request for a consent, waiver, amendment or other vote under the Finance Documents or any other vote of the Lenders under the terms of this Agreement within 10 Business Days in relation to consents, waivers, amendments or votes which require Majority Lender consent, and within 15 Business Days in relation to consents, waivers, amendments or votes which require all Lender consent (unless the Company and the Facility Agent agree to a longer time period in relation to any request) of that request being made, its Revolving Facility Commitments and/or participation shall not be included for the purpose of calculating the Total Revolving Facility Commitments when ascertaining whether any relevant percentage of Total Revolving Facility Commitments and/or participations has been obtained to approve that request.

(c)	For the purposes of this Clause, the Facility Agent may assume that the following Lenders are Defaulting Lenders:
(i)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender; and

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(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred, unless it has received notice to the contrary from the Lender concerned or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

28.4	Replacement of a Defaulting Lender
(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Facility Agent and such Lender:
(i)

replace such Lender by requiring such Lender (together with any Affiliate of that Lender which is a Swingline Lender) by requiring that Lender and that Affiliate to (and, to the extent permitted by law, that Lender and that Affiliate shall) transfer pursuant to Clause 29 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement; or

(ii)	require such Lender and that Affiliate to (and, to the extent permitted by law, that Lender and that Affiliate shall)transfer pursuant to Clause 29 (Changes to the Parties) all (and not part only) of:
(A)	its undrawn Revolving Facility Commitment; and
(B)	its undrawn Swingline Commitment;,

to an Eligible Institution (a Replacement Lender), and which (unless the Facility Agent is an Impaired Agent) is acceptable to the Facility Agent (acting reasonably) and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender and transferring Affiliate (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender and transferring Affiliate) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s and such Affiliate’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)

Any transfer of rights and obligations of a Defaulting Lender (and any Affiliate of a Defaulting Lender which is a Swingline Lender) pursuant to this Clause shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Facility Agent;
(ii)	neither the Facility Agent nor the Defaulting Lender (or any Affiliate) shall have any obligation to the Company to find a Replacement Lender;
(iii)	the transfer must take place no later than 30 days after the notice referred to in paragraph (a) above;

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(iv)

in no event shall the Defaulting Lender (or an Affiliate) be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender (or such Affiliate) pursuant to the Finance Documents; and

(v)

the Defaulting Lender (and its Affiliate) shall not be obliged to transfer its rights and obligations pursuant to paragraph (a) to the extent that the transfer would result in that Lender (or its Affiliate) failing to meet the requirement set out paragraph (i) of Clause 29.2 (Assignment and transfers by Lenders).

28.5	Disenfranchisement of Excluded Lenders

If an Event of Default occurs as result of:

(a)	any Obligor or the Company failing to comply with Clause 21.5 (Use of proceeds) in respect of any Sanctions specified in the Blocking Regulation; or
(b)

a representation or warranty made or deemed to be made under Clause 19.15 (Sanctions) and which relates to any Sanctions specified in the Blocking Regulation being incorrect or misleading in any material respect when made or deemed to be made, in ascertaining the Majority Lenders for purposes of exercising or waiving any right or remedy under Clause 22.13 (Acceleration), any Excluded Lender shall be deemed not to be a Lender.

28.6	Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), this Agreement will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

28.7	Changes to reference rates
(a)

Subject to paragraph (b) of Clause 28.2 (Exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in relation to that currency in place of (or in addition to) the affected Published Rate; and
(ii)	(ii)
(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;
(B)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to

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enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;
(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Company.

(b)

An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of the RFR for that currency on a compounded basis in the international or any relevant domestic syndicated loan markets; and
(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Company.

(c)

If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or (b) above within 15 Business Days (or such longer time period in relation to any request which the Company and the Facility Agent may agree) of that request being made:

(i)

its Revolving Facility Commitment shall not be included for the purpose of calculating the Total Revolving Facility Commitments when ascertaining whether any relevant percentage of Total Revolving Facility Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
(d)	In this Clause:

Published Rate means:

(a)	the Alternative Term Rate for any Quoted Tenor;
(b)	an Overnight Rate;

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(c)	the Primary Term Rate for any Quoted Tenor; or
(d)	an RFR;

Published Rate Replacement Event means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Company materially changed;
(b)	(i)
(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)

the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;
(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or
(v)

in the case of the Primary Term Rate for any Quoted Tenor for euro, the supervisor of the administrator of that Primary Term Rate makes a public announcement or publishes information stating that that Primary Term Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor);

(c)	in the opinion of the Majority Lenders and the Company, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement;

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board; and

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Replacement Reference Rate means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:
(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or
(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the Replacement Reference Rate will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or
(c)	in the opinion of the Majority Lenders and the Company, an appropriate successor to a Published Rate.
28.8	Disruption to payment systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Company that a Disruption event has occurred:

(a)

the Facility Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Facility Agent may deem necessary in the circumstances;

(b)

the Facility Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Facility Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 28 (Amendments and Waivers);

(e)

the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.8; and

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(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
28.9	Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)	may be exercised as often as necessary;
(b)	are cumulative and not exclusive of its rights under the general law; and
(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

29.	Changes to the Parties
29.1	Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

29.2	Assignments and transfers by Lenders
(a)

A Lender (the Existing Lender) may, subject to the following provisions of this Clause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to another bank or financial institution or to a trust, fund or other entity regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets which:

(i)	is a Qualifying Lender, as defined in Clause 14.1 (General); and
(ii)

other than if an Event of Default is outstanding or the assignment or transfer is to an Affiliate or a Related Fund of an Original Lender, has a minimum of two credit ratings of either ‘BBB-’ or higher by Standard & Poor’s, Baa3 or higher by Moody’s or a comparable rating from a nationally recognised credit rating agency for its longer term debt obligations,

(the New Lender).

(b)	A transfer of part of a Commitment must be in a minimum amount of at least US$10,000,000 (or its equivalent) and an integral multiple of US$5,000,000 (or its equivalent).
(c)	The consent of the Company is required for any assignment or transfer to a New Lender unless:
(i)	an Event of Default is outstanding; or
(ii)	the assignment or transfer:
(A)	is to another Lender;
(B)	is to an Affiliate of a Lender;

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(C)	is to a Related Fund; or
(D)

is to a special purpose vehicle where security over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank), provided that such transferee or assignee has a rating that complies with paragraph (a)(ii) above.

(d)

The consent of the Company given pursuant to paragraph (c) must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent 10 Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

(e)	A transfer of obligations will be effective only if:
(i)	either:
(A)	the obligations are novated in accordance with the following provisions of this Clause; or
(B)

the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender; and

(ii)

on performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(f)	Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of US$3,500.
(g)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.
(h)

Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

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(i)	Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Overall Commitment is not less than:
(i)	its Swingline Commitment; or
(ii)	if it does not have a Swingline Commitment, the Swingline Commitment of a Lender which is its Affiliate.
29.3	Procedure for transfer by way of novations
(a)	A novation is effected if the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate and the Facility Agent executes it.
(b)	Subject to paragraph (c) below, the Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.
(c)

The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(d)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.
(e)	Subject to Clause 29.12 (Pro rata interest settlement), on the Transfer Date:
(i)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and
(ii)	the Existing Lender will be released from those obligations and cease to have those rights.
29.4	Limitation of responsibility of Existing Lender
(a)	Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:
(i)	any Finance Document or any other document; or
(ii)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

and any representations or warranties implied by law are excluded.

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(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)

has made, and will continue to make, its own independent appraisal of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement; and

(ii)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.
(c)	Nothing in any Finance Document requires an Existing Lender to:
(i)	accept a re transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or
(ii)	support any losses incurred by the New Lender by reason of the non- performance by any Obligor of its obligations under any Finance Document or otherwise.
29.5	Costs resulting from change of Lender or Facility Office

If:

(a)	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and
(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

then the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred, except that this paragraph shall not apply:

(i)

if the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or right to be prepaid and/or cancelled by reason of illegality; or

(ii)

in respect of a Tax Payment, if a Treaty Lender has included a confirmation that it wished the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with Clause 14.2(g)(ii)(B) (Tax gross up) and the Obligor making the Tax Payment has not made a Borrower DTTP Filing.

29.6	Additional Obligors

(a)

(i)

Subject to sub-paragraph (ii) below and compliance with Clause 20.5 (“Know Your Customer” checks), the Company may elect for any of its wholly owned Subsidiaries to become an Additional Obligor in respect of the Facilities.

(ii)	If the Additional Obligor is incorporated in a jurisdiction other than the UK the prior consent of all the Lenders is required, which shall be

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conditional upon, but not limited to, the agreement of appropriate amendments to Clause 14 (Taxes) to take into account the jurisdiction of incorporation of that Additional Obligor.

(b)

If one of the Subsidiaries of the Company is to become an Additional Obligor, then the Company must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Part B of Schedule 2 (Conditions precedent documents).

(c)

The relevant Subsidiary will become an Additional Obligor when the Facility Agent notifies the other Finance Parties and the Company that it has received (or waived receipt of) all of the documents and evidence referred to in paragraph (b) above in form and substance satisfactory to it. The Facility Agent must give this notification as soon as reasonably practicable.

(d)

Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(e)

Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are then correct.

(f)

Clause 18 (Guarantee and Indemnity) will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect any requirement under the law of the jurisdiction of any Additional Obligor to limit the guarantee to be provided by that Additional Obligor.

29.7	Resignation of an Obligor (other than the Company)
(a)	In this Clause, Resignation Request means a letter in the form of Schedule 6 (Form of Resignation Request), with such amendments as the Facility Agent may approve or reasonably require.
(b)	The Company may request that an Obligor (other than the Company) ceases to be an Obligor by giving to the Facility Agent a duly completed Resignation Request.
(c)	The Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance if:
(i)	no Default is outstanding or would result from the acceptance of the Resignation Request and the Company confirms this; and
(ii)	no amount owed by that Obligor under this Agreement is still outstanding.
(d)	The Obligor will cease to be a Borrower and/or a Guarantor, as appropriate, when the Facility Agent gives the notification referred to in paragraph (c) above.

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29.8	Affiliates of Lenders
(a)	Each Lender may fulfil its obligations in respect of any Loan through an Affiliate if:
(i)	the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate in accordance with this Agreement; and
(ii)	the Loans in which that Affiliate will participate are specified in this Agreement, a Transfer Certificate or in a notice given by that Lender to the Facility Agent and the Company.

In this event, the Lender and the Affiliate will participate in Loans in the manner provided for in sub-paragraph (ii) above.

(b)	If paragraph (a) above applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.
29.9	Replacement of a Lender
(a)	For the purposes of this Clause, Non-Consenting Lender means a Lender who does not agree to a consent or amendment or who fails to respond to a request for a consent or amendment where:
(i)	the Company or the Facility Agent has requested the Lenders to consent to a departure from or waiver of any provision of the Finance Documents or to agree to any amendment to the Finance Documents;
(ii)	the relevant consent or amendment requires the agreement of all Lenders;
(iii)	a period of not less than 15 Business Days (or such longer period as the Company and the Facility Agent may agree) has elapsed from the date the consent or amendment was requested;
(iv)	the Majority Lenders have agreed to that consent or amendment; and
(v)	the Company has notified the Lender it will treat it as a Non- Consenting Lender.
(b)

If at any time any Lender becomes a Non-Consenting Lender, then the Company may, on 10 Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender by causing it to (and that Lender shall) transfer in accordance with this Clause 29 all of its rights and obligations under this Agreement to a Lender or other person selected by the Company and acceptable to the Facility Agent (acting reasonably) for a purchase price equal to the outstanding principal amount of that Lender’s participation in the outstanding Loans and all accrued interest and fees and other amounts payable to that Lender under this Agreement.

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(c)	The Company shall have no right to replace the Facility Agent and neither the Facility Agent nor any Lender shall have any obligation to the Company to find a replacement Lender or other such entity.
(d)	The Company may only replace a Non-Consenting Lender if that replacement takes place no later than 180 days after the date the Non-Consenting Lender becomes a Non-Consenting Lender.
(e)	No Lender replaced under this Clause may be required to pay or surrender to that replacement Lender or other entity any of the fees received by it.
(f)

The Company’s right to replace a Non-Consenting Lender under this Clause is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Company against that Non-Consenting Lender under this Agreement, at law, in equity, or by statute.

29.10	Copy of Transfer Certificate or Increase Confirmation to the Company

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Increase Confirmation, send to the Company a copy of that Transfer Certificate or Increase Confirmation.

29.11	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 29, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create any Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank or to governmental authorities, agencies or departments including HM Treasury;
(b)

in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or Representatives of holders) of obligations owed, or securities issued by that Lender as security for those obligations or securities; and

(c)

any transfer of rights to a special purpose vehicle where security over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank), except that no such charge, assignment or Security Interest shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those

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required to be made or granted to the relevant Lender under the Finance Documents.

29.12	Pro rata interest settlement
(a)

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a pro rata basis to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.3 (Procedure for transfer by way of novations) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of a Term):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Term (or, if the Term is longer than six months, on the next of the dates which falls at six monthly intervals after the first day of that Term);

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause, have been payable to it on that date, but after deduction of the Accrued Amounts;

(b)	In this Clause 29.12, references to “Term” shall be construed to include a reference to any other period for accrual of fees.
(c)

An Existing Lender which retains the right to Accrued Amounts pursuant to this Clause 29.12 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

30.	Confidentiality
30.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 30.2 (Disclosure of Confidential Information) and Clause 30.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

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30.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price- sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:
(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (a) of Clause 23.15 (Relationship with Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;
(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates a Security Interest (or may do so) pursuant to Clause 29.11 (Security over Lenders’ rights);
(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

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(viii)	who is a Party; or
(ix)	with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration / Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

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30.3	Disclosure to numbering service providers
(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;
(ii)	country of domicile of Obligors;
(iii)	place of incorporation of Obligors;
(iv)	date of this Agreement;
(v)	Clause 40 (Governing law);
(vi)	the names of the Facility Agent and the Mandated Lead Arrangers;
(vii)	date of each amendment and restatement of this Agreement;
(viii)	amount of, and name of, the Facilities (and any tranches);
(ix)	amount of Total Revolving Facility Commitments;
(x)	currencies of the Facilities;
(xi)	type of the Facilities;
(xii)	ranking of the Facilities;
(xiii)	Final Maturity Date of the Facilities;
(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and
(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Company represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price sensitive information.
(d)

The Facility Agent shall notify the Company and the other Finance Parties of the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

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30.4	Entire agreement

This Clause 30 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

30.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

30.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 30.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 30.
30.7	Continuing obligations

The obligations in this Clause 30 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
31.	Set off

Following an Event of Default, a Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set off.

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32.	Pro rata sharing
32.1	Redistribution

If any amount owing by an Obligor under this Agreement to a Lender (the recovering Lender) is discharged by payment, set off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

(a)	the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;
(b)

the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

(c)	the recovering Lender must pay to the Facility Agent an amount equal to the excess (the redistribution).
32.2	Effect of redistribution
(a)	The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders accordingly.
(b)	When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.
(c)

If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)	If:
(i)	a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and
(ii)	the recovering Lender has paid a redistribution in relation to that recovery,

each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re distribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

32.3	Exceptions

Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

(a)	it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

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(b)	it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:
(i)	the recovering Lender notified the Facility Agent of those proceedings; and
(ii)

the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

33.	Severability

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or
(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.
34.	Acknowledgement regarding any Supported QFCs
34.1	Acknowledgement

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, to the extent that any Finance Document provides support, through a guarantee, security or otherwise, for any agreement or instrument that is a QFC (any such support, QFC Credit Support, and any such QFC, a Supported QFC), each Party acknowledges and agrees as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the US Special Resolution Regimes) in respect of such Supported QFC and such QFC Credit Support (with the provisions below applicable notwithstanding that any Finance Document or any Supported QFC may in fact be stated to be governed by the laws of the US or a state of the US):

(a)

in the event a Covered Entity that is party to a Supported QFC (each, a Covered Party) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and any obligation in or under such Supported QFC or such QFC Credit Support, and any right in property securing such Supported QFC or such QCF Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if such Supported QFC and such QFC Credit Support (and any such interest, obligation and right in property) were governed by the laws of the US or a state of the US; and

(b)	in the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime,

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Default Rights under any Finance Document that may otherwise apply to such Supported QFC or such QFC Credit Support and that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if such Supported QFC and each Finance Document were governed by the laws of the US or a state of the US.

34.2	Definitions

In this Clause 34 (Acknowledgement regarding any supported QFCS):

BHC Act Affiliate means, in respect of a person, its “affiliate” (as that term is defined in, and interpreted in accordance with, 12 United States Code 1841(k)).

Covered Entity means:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 Code of Federal Regulations § 252.82(b);
(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 Code of Federal Regulations § 47.3(b); or
(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 Code of Federal Regulations § 382.2(b).

Default Right has the meaning given to that term in, and shall be interpreted in accordance with, 12 Code of Federal Regulations §§ 252.81, 47.2 or 382.1, as applicable.

QFC has the meaning given to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 United States Code 5390(c)(8)(D).

35.	Excluded Swap Obligations and keepwell
(a)	The obligations being guaranteed by the Guarantor(s) in connection with this Agreement (by express guarantee, grant of security or otherwise) shall not extend to any Excluded Swap Obligations.
(b)

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honour all of its obligations under this Agreement or any other Finance Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph (b) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph (b), or otherwise under this Agreement or any other Finance Document, as it relates to such other Obligor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar applicable laws, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Clause shall remain in full force and effect until the obligations under the Finance Documents are discharged in full. Each Qualified ECP Guarantor intends that this paragraph (b) constitutes, and this paragraph (b) shall be deemed to constitute, a “keepwell, support, or other

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agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II).

36.	Counterparts

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. Delivery of a counterpart of a Finance Document by email attachment or telecopy shall be an effective mode of delivery.

37.	Notices
37.1	In writing
(a)

Subject to Clause 37.5 (Electronic communication), any formal communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given via email, in person or by post.

(b)	Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.
37.2	Contact details
(a)

Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)	The contact details of the Company for this purpose are: Smith & Nephew PLC

Building 5, Croxley Park

Hatters Lane

Watford, Hertfordshire

WD18 8YE

Tel:+44 (0) 20 7401 7646

Email:helen.barraclough@smith-nephew.com

For the attention of:The Company Secretary & Group General Counsel

(c)	The contact details of the Facility Agent for operational duties as Facility Agent (such as drawdowns, interest rate fixing, interest/fee calculations and payments) are:

HSBC Bank plc

Issuer Services Europe, Level 14

8 Canada Square

London E14 5HQ

Attention:Loan Agency Operations

Email:lag.fax@hsbcib.com

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For non-operational matters as Facility Agent (such as documentation; compliance with covenants; amendments and waivers etc.):

HSBC Bank plc

Issuer Services Europe, Level 14

8 Canada Square

London E14 5HQ

Attention:Natalie Gibbons

E-mail: natalie.gibbons@hsbc.com

(d)	The contact details of the Swingline Agent for operational duties in relation to the Swingline Facility (such as drawdowns, interest rate fixing, interest/fee calculations and payments) are:

HSBC Bank USA National Association

452 Fifth Avenue

New York, NY 10018

Attention:Anita Ram

Email:ctlany.loanagency@us.hsbc.com

For non-operational matters of the Swingline Agent for operational duties in relation to the Swingline Facility (such as documentation; compliance with covenants; amendments and waivers etc.):

HSBC Bank USA National Association

452 Fifth Avenue

New York, NY 10018

Attention:Anita Ram

E-mail:ctlany.loanagency@us.hsbc.com

(e)	Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.
(f)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.
37.3	Effectiveness
(a)	Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:
(i)	if delivered in person, at the time of delivery; or
(ii)	if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope.

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(b)

A communication given under paragraph (a) above but received on a non- working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)	A communication to the Facility Agent will only be effective on actual receipt by it.
37.4	Communication when Facility Agent is Impaired Agent

If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed unless such replacement Facility Agent becomes an Impaired Agent.

37.5	Electronic communication
(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them.
(b)

Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 pm in the place of receipt shall be deemed only to become effective on the following day.
(d)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 37.5.
37.6	Obligors
(a)	All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.
(b)	All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

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(c)	Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:
(i)	to give and receive all communications under the Finance Documents;
(ii)	to supply all information concerning itself to any Finance Party; and
(iii)

to sign all documents under or in connection with the Finance Documents including, without limitation and for the avoidance of doubt, any amendments to the Finance Documents, any Request, or notice of a prepayment.

(d)	Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.
(e)	The Facility Agent may assume that any communication made by the Company is made with the consent of each other Obligor.
38.	Bail-in
38.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
38.2	Bail-in definitions

In this Clause 38:

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

Bail-In Action means the exercise of any Write-down and Conversion Powers;

Bail-In Legislation means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or

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regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and
(c)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation;

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway;

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time;

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers;

UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

Write-down and Conversion Powers means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:
(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had

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been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.
39.	Language
(a)	Any notice given in connection with a Finance Document must be in English.
(b)	Any other document provided in connection with a Finance Document must be:
(i)	in English; or
(ii)

(unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

40.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement are governed by English law.

41.	Enforcement
41.1	Jurisdiction
(a)

The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document or any non-contractual obligations arising out of or in connection with any Finance Document.

(b)

The English courts are the most appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Documents.

(c)	This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:
(i)	proceedings in any other court; and
(ii)	concurrent proceedings in any number of jurisdictions.
41.2	Service of process
(a)

Each Obligor (including, for the avoidance of doubt, each Additional Obligor) not incorporated in England and Wales irrevocably appoints the Company as its agent under the Finance Documents for service of process in any proceedings before the English courts (which appointment the Company hereby accepts).

(b)	If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must

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immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c)	Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.
(d)	This Clause does not affect any other method of service allowed by law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

The Original Lenders

Part A Original Lenders

Name of Original Lender	Revolving Facility Commitment (US$)	Facility Office	Qualifying Lender status	HMRC Double Taxation Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Bank of America, N.A., London Branch	125,000,000	Bank of America, N.A., London Branch, 2 King Edward St, London EC1A 1HQ, United Kingdom	Qualifying Lender (other than a Treaty Lender)
Bank of China Limited, London Branch	125,000,000	Bank of China Limited, London Branch	Qualifying Lender (other than a Treaty Lender)
BNP Paribas, London Branch	125,000,000	BNP Paribas, London Branch	Qualifying Lender (other than a Treaty Lender)
HSBC Bank plc	125,000,000	HSBC Bank plc, 8 Canada Square, Canary Wharf, London E14 5HQ, United Kingdom	Qualifying Lender (other than a Treaty Lender)
JPMorgan Chase Bank, N.A., London Branch	125,000,000	JPMorgan Chase Bank, N.A., London Branch	Qualifying Lender (other than a Treaty Lender)

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Name of Original Lender	Revolving Facility Commitment (US$)	Facility Office	Qualifying Lender status	HMRC Double Taxation Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Mizuho Bank, Ltd.	125,000,000	Mizuho Bank, Ltd.	Qualifying Lender (other than a Treaty Lender)
Societe Generale, London Branch	125,000,000	Societe Generale, London Branch, One Bank Street, London E14 4SG	Qualifying Lender (other than a Treaty Lender)
Sumitomo Mitsui Banking Corporation, London Branch	125,000,000	Sumitomo Mitsui Banking Corporation, London Branch	Qualifying Lender (other than a Treaty Lender)
Total:	1,000,000,000

Part B Original Swingline Lenders

Name of Original Swingline Lender	Swingline Facility Commitment (US$)	Facility Office	Qualifying Lender status	HMRC Double Taxation Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Bank of America, N.A.	35,714,286.00	100 North Tyron Street, Charlotte, NC 28235	Qualifying Lender (other than a Treaty Lender)

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Name of Original Swingline Lender	Swingline Facility Commitment (US$)	Facility Office	Qualifying Lender status	HMRC Double Taxation Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
BNP Paribas, London Branch	35,714,285.00	BNP Paribas, London Branch	Qualifying Lender (other than a Treaty Lender)
HSBC Bank plc	35,714,286.00	HSBC Bank plc, 8 Canada Square, Canary Wharf, London E14 5HQ, United Kingdom	Qualifying Lender (other than a Treaty Lender)
JPMorgan Chase Bank, N.A.	35,714,286.00	JPMorgan Chase Bank, N.A.	Qualifying Lender (other than a Treaty Lender)
Mizuho Bank, Ltd.	35,714,286.00	Mizuho Bank, Ltd.	Qualifying Lender (other than a Treaty Lender)
Societe Generale, London Branch	35,714,286.00	Societe Generale, London Branch, One Bank Street, London E14 4SG	Qualifying Lender (other than a Treaty Lender)
Sumitomo Mitsui Banking Corporation, London Branch	35,714,285.00	Sumitomo Mitsui Banking Corporation, London Branch	Qualifying Lender (other than a Treaty Lender)

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Name of Original Swingline Lender	Swingline Facility Commitment (US$)	Facility Office	Qualifying Lender status	HMRC Double Taxation Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Total:	250,000,000

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Schedule 2

Conditions Precedent Documents

Part A To be delivered before the first Request Company

1.	A copy of the constitutional documents of the Company.
2.

A copy of a resolution of the board of directors of the Company or a certified extract from the minutes of a meeting of the board of directors of the Company approving the terms of, and the transactions contemplated by, this Agreement.

3.

A specimen of the signature of each person authorised on behalf of the Company to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

4.	A certificate of an authorised signatory of the Company:
(a)	confirming that utilising the Total Revolving Facility Commitments in full would not breach any borrowing or guaranteeing limit binding on it; and
(b)	certifying that each copy document specified in Part A of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
5.	A Group structure chart.

Legal opinions

6.

A legal opinion of Allen & Overy LLP (legal advisers to the Facility Agent and the Mandated Lead Arrangers) as to matters of English law, in form and substance satisfactory to the Mandated Lead Arrangers.

Other documents and evidence

7.	Duly executed copies of each Fee Letter.
8.	Original Financial Statements.
9.	Evidence that all indebtedness of the Group under the Existing Facilities Agreement has been or will be discharged in full on or before the date of the first Utilisation.

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Part B For an Additional Obligor Additional Obligors

1.	An Accession Agreement, duly executed by the Company and the Additional Obligor.
2.	A copy of the constitutional documents of the Additional Obligor.
3.	A copy of a resolution of the board of directors of the Additional Obligor approving the terms of, and the transactions contemplated by, the Accession Agreement and the Finance Documents.
4.

A specimen of the signature of each person authorised on behalf of the Additional Obligor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5.

In the case of an Additional Guarantor incorporated in the UK, a copy of a resolution, signed by all (or any lower percentage agreed by the Facility Agent) of the holders of its issued or allotted shares, approving the terms of, and the transactions contemplated by, the Accession Agreement.

6.	If applicable, a copy of a resolution of the board of directors of each corporate shareholder in the Additional Guarantor approving the resolution referred to in paragraph 5 above.
7.

In the case of an Additional Guarantor incorporated in any jurisdiction other than the UK, a copy of a resolution of the shareholders of that Additional Guarantor approving the terms of, and the transactions contemplated by, the Accession Agreement and the Finance Documents.

8.	A certificate of an authorised signatory of the Additional Obligor:
(a)	confirming that utilising and/or guaranteeing (as applicable) the Total Revolving Facility Commitments in full would not breach any limit binding on it; and
(b)	certifying that each copy document specified in Part B of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement.
9.	If available, a copy of the latest audited accounts of the Additional Obligor.
10.	Compliance with Clause 20.5 (“Know Your Customer” checks).

Legal opinions

11.	A legal opinion of Allen & Overy LLP, legal advisers to the Facility Agent, addressed to the Finance Parties.
12.

If the Additional Obligor is incorporated in a jurisdiction other than England or the United States of America (or any state thereof, including the District of Columbia), a legal opinion from legal advisers to the Facility Agent in that jurisdiction, addressed to the Finance Parties.

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13.

If the Additional Obligor is incorporated or formed in the United States of America (or any state thereof, including the District of Columbia), a legal opinion from legal advisers to the Additional Guarantor in that jurisdiction, addressed to the Finance Parties.

Other documents and evidence

14.

A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

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Schedule 3

Forms of Request

Part A Form of Request – Revolving Facility Loans

To:HSBC BANK PLC as Facility Agent

From: [BORROWER]

Date:[•]

Smith & Nephew PLC – USD 1,000,000,000 Facility Agreement dated                       2023 (the Agreement)

1.	We refer to the Agreement. This is a Request. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Request.
2.	We wish to borrow a Revolving Facility Loan on the following terms:
(a)	Utilisation Date: [•]
(b)	Amount/currency: [•]
(c)	Term: [•].
3.

Our payment instructions are: [•]. [For the first Utilisation, include additional wording and related definitions to reflect refinancing mechanics in respect of the Existing Facilities Agreement agreed to by the Facility Agent].

4.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.
5.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [•]. The proceeds of this Loan should be credited to [•].]

6.This Request is irrevocable.

By:

[BORROWER]

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Part B Form of Request – Swingline Loans

To:HSBC Bank USA, National Association as Swingline Agent

From: [BORROWER]

Copy: HSBC Bank PLC as Facility Agent

Date:[•]

Smith & Nephew PLC – USD 1,000,000,000 Facility Agreement dated                       2023 (the Agreement)

1.	We refer to the Agreement. This is a Request. Terms defined in the Agreement have the same meaning in this Request unless given a different meaning in this Request.
2.	We wish to borrow a Swingline Loan on the following terms:
(a)	Utilisation Date: [•]
(b)	Amount/currency: US$
(c)	Term: [•].
3.	Our payment instructions are: [•].
4.	We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.
5.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [•]. The proceeds of this Loan should be credited to [•].]
6.	This Request is irrevocable.

By:

[BORROWER]

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Schedule 4

Form of Transfer Certificate

To:	HSBC BANK PLC as Facility Agent and Smith & Nephew PLC as the Company, for and on behalf of each Obligor

From: [THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)

Dated: [•]

Smith & Nephew PLC – USD 1,000,000,000 Facility Agreement dated                       2023 (the Agreement)

1.

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.
3.	The proposed Transfer Date is [•].
4.	[The New Lender confirms that it is:
(a)	[not a Qualifying Lender;
(b)	a Qualifying Lender (other than a Treaty Lender); or
(c)	a Treaty Lender.]
5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(a)	a company resident in the United Kingdom for United Kingdom tax purposes;
(b)	a partnership each member of which is:
(i)	a company so resident in the United Kingdom; or
(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

6.	[The New Lender hereby confirms that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, that its reference number is [•], that it is tax

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resident in [•], and notifies the Company that the relevant Borrower must make an application to HMRC under form DTTP2 within 30 days of the Transfer Date.]

7.

[The Existing Lender and New Lender confirm that the New Lender is [a Related Fund/a special purpose vehicle where security over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank)] with a rating that complies with Clause 29.2(a)(ii).]

8.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.
9.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with this Transfer Certificate are governed by English law.
10.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

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THE SCHEDULE

Rights and obligations to be transferred by novation

[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [•]. [FACILITY AGENT]

By:

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Schedule 5

Form of Accession Agreement

To:HSBC BANK PLC as Facility Agent

From: Smith & Nephew PLC and [Proposed [Borrower]/[Guarantor]]

Date:[•]

Smith & Nephew PLC – USD 1,000,000,000 Facility Agreement dated                      2023 (the Agreement)

1.

We refer to the Agreement. This is an Accession Agreement. Terms defined in the Agreement have the same meaning in this Accession Agreement unless given a different meaning in this Accession Agreement.

2.

[Proposed [Borrower]/[Guarantor]]of [address/registered office] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause 29.6 (Additional Obligors) of the Agreement.

3.	[Proposed [Borrower]/[Guarantor]] is a company duly incorporated under the laws of [name of relevant jurisdiction]. [Proposed [Borrower]/[Guarantor]]’s administrative details are as follows:

Address:

Attention:

4.	This Accession Agreement and any non-contractual obligations arising out of or in connection with this Accession Agreement are governed by English law.

Smith & Nephew PLC

By:

[EXECUTED AND DELIVERED AS A DEED BY [PROPOSED

[BORROWER]/[GUARANTOR]]]

[By:]

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Schedule 6

Form of Resignation Request

To:HSBC BANK PLC as Facility Agent

From: Smith & Nephew PLC and [resigning Obligor]

Date:[•]

Smith & Nephew PLC – USD 1,000,000,000 Facility Agreement dated                      2023 (the Agreement)

1.	We refer to the Agreement. This is a Resignation Request. Terms defined in the Agreement have the same meaning in this Resignation Request unless given a different meaning in this Resignation Request.
2.	Pursuant to Clause 29.7 (Resignation of an Obligor (other than the Company)), we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.
3.	We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.
4.	We confirm that as at the date of this Resignation Request no amount owed by [resigning Obligor] under the Agreement is outstanding.
5.	This Resignation Request and any non-contractual obligations arising out of or in connection with this Resignation Request are governed by English law.
Smith & Nephew PLC	[RESIGNING OBLIGOR]

By:	By:

The Facility Agent confirms that this resignation takes effect on [•].

[FACILITY AGENT]

By:

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Schedule 7

Form of Increase Confirmation

To:HSBC BANK PLC as Facility Agent and Smith & Nephew PLC as the Company, for and on behalf of each Obligor

From: [the Increase Lender] (the Increase Lender) Dated: [•]

Smith & Nephew PLC – USD 1,000,000,000 Facility Agreement dated                        2023 (the Agreement)

1.

We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.2 (Increase).
3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [•].
5.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.
6.	The Facility Office and address and attention details for notices to the Increase Lender for the purposes of Clause 37.2 (Contact details) are set out in the Schedule.
7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (h) of Clause 2.2 (Increase).
8.	[The Increase Lender confirms that it is:
(a)	[not a Qualifying Lender]
(b)	[a Qualifying Lender (other than a Treaty Lender);]
(c)	[a Treaty Lender;]
9.	[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(a)	a company resident in the United Kingdom for United Kingdom tax purposes;
(b)	a partnership each member of which is:
(i)	a company so resident in the United Kingdom; or
(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of

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interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

10.

[The Increase Lender hereby confirms that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, that its reference number is [•], that it is tax resident in [•], and notifies the Company that the relevant Borrower must make an application to HMRC under form DTTP2 within 30 days of the Increase Date.]

11.

Each Finance Document may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of a Finance Document by e-mail attachment or telecopy shall be an effective mode of delivery.

12.	This Increase Confirmation and any non-contractual obligations arising out of or in connection with this Increase Confirmation are governed by English law.

This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

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THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Facility Agent and the Increase Date is confirmed as [•].

[FACILITY AGENT]

By:

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Schedule 8

Form of Extension Notice

From: Smith & Nephew PLC as Company, for and on behalf of each Obligor

To:HSBC BANK PLC as Facility Agent

Dated: [•]

Smith & Nephew PLC – USD 1,000,000,000 Facility Agreement dated                      2023 (the Agreement)

1.	We refer to the Agreement. This is an Extension Notice. Terms defined in the Agreement have the same meaning in this Extension Notice unless given a different meaning in this Extension Notice.
2.	We refer to Clause 9.2 (Extension option) of the Agreement and hereby request the extension of the Final Maturity Date from [•] to [•].
3.	We hereby confirm that, as of the date of this Extension Notice:
(a)	no Default has occurred and is outstanding under the terms of the Agreement; and
(b)	each of the Term Representations (as defined in Clause 19.17(b) (Time for making representations)) is true and correct.
4.	This Extension Notice is a Finance Document.
5.	The proposed date on which the extension of the Agreement is to take effect is [•].
6.	This Extension Notice is irrevocable.

Yours faithfully

authorised signatory for

Smith & Nephew PLC

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Schedule 9

Timetables

	Loans in US Dollars	Loans in Euro	Loans in Sterling	Loans in other currencies
Facility Agent notifies the Company if a currency is approved as an Optional Currency (other than a Committed Currency) in accordance with Clause 8.2 (Conditions relating to Optional Currencies)				3.00 pm on the fifth Business Day from receipt of the Optional Currency request
Delivery of a duly completed Request (Clause 5.1 (Giving of Requests))	3.00 pm three Business Days before the Utilisation Date	3.00 pm three Business Days before the Utilisation Date	12.00 noon one Business Day before the Utilisation Date	12.00 noon three Business Days before the Utilisation Date
Delivery of a duly completed Request (in relation to the first Utilisation only) (Clause 5.1 (Giving of Requests))	12.00pm one Business Day before the Utilisation Date	12.00pm one Business Day before the Utilisation Date	12.00pm one Business Day before the Utilisation Date	12.00pm one Business Day before the Utilisation Date

Facility Agent determines (in relation to a Utilisation) the US Dollar amount of the Loan, if required under Clause 8.5 (Notification) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Advance of Revolving Facility Loan)

	5.00 pm three Business Days before the Utilisation Date	5.00 pm three Business Days before the Utilisation Date	3.00 pm one Business Day before the Utilisation Date	5.00 pm three Business Days before the Utilisation Date
Facility Agent receives a notification from a Lender under Clause 8.3 (Unavailability of a currency)	9.30 am on the Rate Fixing Day	9.30 am on the Rate Fixing Day	9.30 am on the Rate Fixing Day	9.30 am on the Rate Fixing Day

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	Loans in US Dollars	Loans in Euro	Loans in Sterling	Loans in other currencies
Facility Agent gives notice in accordance with Clause 8.3 (Unavailability of a currency)	11.00 am on the Rate Fixing Day	11.00 am on the Rate Fixing Day	11.00 am on the Rate Fixing Day	11.00 am on the Rate Fixing Day
Primary Term Rate is fixed	Rate Fixing Day as of 11.00 am (New York time)	Rate Fixing Day as of 11.00 am (Brussels time)
Delivery of a duly completed Request in accordance with Clause 6.2 (Giving of Requests for Swingline Loans)	8.00 am (New York time) on the Utilisation Date
Swingline Agent to notify Swingline Lenders of allocations in accordance with Clause 6.4 (Swingline Lenders Participation)	9.00 am (New York time) on the Utilisation Date

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Schedule 10

Reference Rate terms

Part A US Dollars – Term Rate Loans

CURRENCY AND CATEGORY OF LOAN/OVERDUE AMOUNT/ACCRUAL:

US Dollars – Term Rate Loans.

Choice of Term Fallback Option

Compounded Reference Rate will apply as a fallback.

Cost of funds as a fallback

Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	Any day other than:
(a) a Saturday or a Sunday; and

(b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Alternative Term Rate:	None specified.
Alternative Term Rate Adjustment:	None specified.
Break Costs:

The amount (if any) determined by the relevant Lender by which:

(a)

the interest (excluding the Margin) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

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Business Day Conventions (definition of “Month” and Clause 12.3 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)

if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)

if a Term begins on the last Business Day of a calendar month, that Term shall end on the last Business Day in the calendar month in which that Term is to end.

(b)

If a Term would otherwise end on a day which is not a Business Day, that Term will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Credit Adjustment Spread	0.10 per cent per annum.
Market Disruption Rate:	The percentage rate per annum which is the aggregate of:
(a) The Term Reference Rate; and
(b) the Credit Adjustment Spread.
Overnight Rate:

The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Overnight Reference Day:	The day which is two Additional Business Days before the Quotation Day.
Primary Term Rate:

The Term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

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Quotation Day:

Two Additional Business Days before the first day of the relevant Term (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Facility Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

Quotation Time:	The Quotation Day.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	The Quotation Day.
Terms:	Two weeks, one or three months.

Reporting Times:

Deadline for Lenders to report market disruption in accordance with Clause 13.4 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.
Deadline for Lenders to report their cost of funds in accordance with Clause 13.5 (Cost of funds):

Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Term for that Loan).

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Part B US Dollars – Compounded Rate Loans

CURRENCY AND CATEGORY OF LOAN/OVERDUE AMOUNT/ACCRUAL:

US Dollars – Compounded Rate Loans.

Cost of funds as a fallback

Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.
Baseline CAS:	0.10 per cent per annum.
Break Costs:	None specified.
Business Day Conventions (construction of “month” and Clause 12.3 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:

(i)

subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)

if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)

if a Term begins on the last Business Day of a calendar month, that Term shall end on the last Business Day in the calendar month in which that Term is to end.

(b)

If a Term would otherwise end on a day which is not a Business Day, that Term will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	(a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
(b) if that target is not a single figure, the arithmetic mean of:
(i) the upper bound of the short-term interest rate target range set by the US Federal Open Market

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Committee and published by the Federal Reserve Bank of New York; and
(ii) the lower bound of that target range.
Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage per annum) calculated by the Facility Agent (or by any other Finance Party which agrees to do so in place of the Facility Agent) between:

(a) the RFR for that RFR Banking Day; and (b) the Central Bank Rate prevailing at the close of business on that RFR Banking Day.
Daily Rate:	The “Daily Rate” for any RFR Banking Day is:
(a) the RFR for that RFR Banking Day; or (b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:
(i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment; or
(c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:
(i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment,

rounded, in either case, to five decimal places and, if, in either case, the aggregate of that rate and the applicable Baseline CAS is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Baseline CAS is zero.

Lookback Period:	Five RFR Banking Days.
Market Disruption Rate:	The percentage rate per annum which is the aggregate of:

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(a) the Cumulative Compounded RFR Rate for the Term of the relevant Loan; and (b) the applicable Baseline CAS (if any).
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Term.
RFR:

The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:	Any day other than:

(a)

a Saturday or Sunday; and

(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Terms:	Two weeks, one or three months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 13.4 (Market disruption)	Close of business in London on the Reporting Day for the relevant Loan.
Deadline for Lenders to report their cost of funds in accordance with Clause 13.5 (Cost of funds)

Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Term for that Loan).

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Part C Sterling – Compounded Rate Loans

CURRENCY AND CATEGORY OF LOAN/OVERDUE AMOUNT/ACCRUAL:

Sterling – Compounded Rate Loans.

Cost of funds as a fallback

Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.
Baseline CAS:	None Specified.
Break Costs:	None Specified.
Business Day Conventions (construction of “month” and Clause 12.3 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:

(i)

subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)

if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)

if a Term begins on the last Business Day of a calendar month, that Term shall end on the last Business Day in the calendar month in which that Term is to end.

(b)

If a Term would otherwise end on a day which is not a Business Day, that Term will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.
Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20

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per cent trimmed arithmetic mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which SONIA is available.
Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage per annum) calculated by the Facility Agent (or by any other Finance Party which agrees to do so in place of the Facility Agent) between:

(a) the RFR for that RFR Banking Day; and (b) the Central Bank Rate prevailing at the close of business on that RFR Banking Day.
Daily Rate:	The “Daily Rate” for any RFR Banking Day is:
(a) the RFR for that RFR Banking Day; or (b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:
(iv) the Central Bank Rate for that RFR Banking Day; and (v) the applicable Central Bank Rate Adjustment; or
(c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:
(i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and, if, in either case, the aggregate of that rate and the applicable Baseline CAS is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Baseline CAS is zero..

Lookback Period:	Five RFR Banking Days.

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Market Disruption Rate:	The percentage rate per annum which is the Cumulative Compounded RFR Rate for the Term of the relevant Loan.
Relevant Market:	The sterling wholesale market.
Reporting Day:	The day which is the Lookback Period prior to the last day of the Term or, if that day is not a Business Day, the immediately following Business Day.
RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.
RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.
Terms:	Two weeks, one or three months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 13.4 (Market disruption)	Close of business in London on the Reporting Day for the relevant Loan.
Deadline for Lenders to report their cost of funds in accordance with Clause 13.5 (Cost of funds)

Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Term for that Loan).

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Part D Euro – Term Rate Loans

CURRENCY AND CATEGORY OF LOAN/OVERDUE AMOUNT/ACCRUAL:

Euro – Term Rate Loans.

Cost of funds as a fallback

Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	A TARGET Day.
Break Costs:	The amount (if any) determined by the relevant Lender by which:

(a)

the interest (excluding the Margin) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

Business Day Conventions (construction of “month” and Clause 12.3 (Non-Business Days)):
(a)
If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:

(i)

subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)

if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last

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Business Day in that calendar month; and
(iii) if a Term begins on the last Business Day of a calendar month, that Term shall end on the last Business Day in the calendar month in which that Term is to end.

(b)

If a Term would otherwise end on a day which is not a Business Day, that Term will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Market Disruption Rate:	The Term Reference Rate.
Overnight Rate:	None specified.
Overnight Reference Day:	None specified.
Primary Term Rate:

The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen.

Quotation Day:

Two TARGET Days before the first day of the relevant Term (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

Quotation Time:	Quotation Day 11:00 am (Brussels time).
Relevant Market:	The European interbank market.
Reporting Day:	The Quotation Day.
Terms:	Two weeks, one or six months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 13.4 (Market disruption):	Close of business in London on the Reporting Day for the relevant Loan.

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Deadline for Lenders to report their cost of funds in accordance with Clause 13.5 (Cost of funds):

Close of business on the date falling two Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Term for that Loan).

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Schedule 11

Daily Non-Cumulative Compounded RFR Rate

The Daily Non-Cumulative Compounded RFR Rate for any RFR Banking Day “i” during a Term for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

(UCCDRi – UCCDRi−1) X	dcc
ni

where:

UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day i;

UCCDRi-1 means, in relation to that RFR Banking Day i, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Term;

dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

ni means the number of calendar days from, and including, that RFR Banking Day i up to, but excluding, the following RFR Banking Day; and

the Unannualised Cumulative Compounded Daily Rate for any RFR Banking Day (the Cumulated RFR Banking Day) during that Term is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

ACCDR	X	tni
dcc

where:

ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

Cumulation Period means the period from, and including, the first RFR Banking Day of that Term to, and including, that Cumulated RFR Banking Day;

dcc has the meaning given to that term above; and

the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day is the percentage rate per annum calculated as set out below:

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where:

d0 means the number of RFR Banking Days in the Cumulation Period;

Cumulation Period has the meaning given to that term above;

i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

DailyRatei-LP means, for any RFR Banking Day i in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day i;

ni means, for any RFR Banking Day i in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day i up to, but excluding, the following RFR Banking Day;

dcc has the meaning given to that term above; and

tni has the meaning given to that term above.

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Schedule 12

Cumulative Compounded RFR Rate

The Cumulative Compounded RFR Rate for any Term for a Compounded Rate Loan is the percentage rate per annum calculated as set out below:

where:

d0 means the number of RFR Banking Days during the Term;

i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Term;

DailyRatei-LP means for any RFR Banking Day i during the Term, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day i;

ni means, for any RFR Banking Day i, the number of calendar days from, and including, that RFR Banking Day i up to, but excluding, the following RFR Banking Day;

dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

d means the number of calendar days during that Term.

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SIGNATORIES

The Company
SMITH & NEPHEW PLC
By:	By:
Title:	Title:

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The Mandated Lead Arrangers

BANK OF AMERICA EUROPE DAC
By:
Title:
BANK OF CHINA LIMITED, LONDON BRANCH
By:
Title:
BNP PARIBAS, LONDON BRANCH
By:	By:
Title:	Title:
HSBC BANK PLC
By:	By:
Title:	Title:
J.P. MORGAN SECURITIES PLC
By:
Title:
MIZUHO BANK, LTD.
By:
Title:
SOCIETE GENERALE, LONDON BRANCH
By:
Title:
SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH
By:	By:
Title:	Title:

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The Lenders

BANK OF AMERICA, N.A., LONDON BRANCH
By:
Title:
BANK OF CHINA LIMITED, LONDON BRANCH
By:	By:
Title:	Title:
BNP PARIBAS, LONDON BRANCH
By:
Title:
HSBC BANK PLC
By:
Title:
JPMORGAN CHASE BANK, N.A., LONDON BRANCH
By:
Title:
MIZUHO BANK, LTD.
By:	By:
Title:	Title:
SOCIETE GENERAL, LONDON BRANCH
By:	By:
Title:	Title:
SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH
By:	By:
Title:	Title:

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The Facility Agent

HSBC BANK PLC
By:
Title:
The Document Coordinator

MIZUHO BANK, LTD.
By:
Title:
The Swingline Agent

HSBC BANK USA, NATIONAL ASSOCIATION
By:
Title:

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The Swingline Lenders

BANK OF AMERICA, N.A.,
By:
Title:
BNP PARIBAS, LONDON BRANCH
By:
Title:
HSBC BANK PLC
By:
Title:
JPMORGAN CHASE BANK, N.A.,
By:
Title:
MIZUHO BANK, LTD.
By:	By:
Title:	Title:
SOCIETE GENERAL, LONDON BRANCH
By:	By:
Title:	Title:
SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH
By:	By:
Title:	Title:

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